                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM N-1A


       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 (X)


                               AMENDMENT NO. 7                         (X)

                           GROWTH AND INCOME PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)


                                 522 Fifth Avenue
                            New York, New York 10036
               --------------------------------------------------
                     (Address of Principal Executive Office)

       Registrant's Telephone Number, including Area Code: 1-800-348-4782




                              George Martinez, Esq.
                            BISYS Fund Services, Inc.
                                3435 Stelzer Road
                               Columbus, OH 43219


                     (Name and Address of Agent for Service)

                                   Copies to:

          Judy R. Bartlett                             Sarah E. Cogan, Esq.
J.P. Morgan Fund Distributors, Inc.                 Simpson Thacher & Bartlett
    1211 Avenue of the Americas                        425 Lexington Avenue
     New York, New York 10036                        New York, New York 10017


It is proposed that this filing will become effective April 30, 2002.

                                EXPLANATORY NOTE

     This Registration Statement of the Growth and Income Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A

         Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS.

         The Growth and Income Portfolio (the "Portfolio") is a non-diversified, open-end management investment company which was organized in the United States as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated December 15, 1992.

         Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy , any "security" within the meaning of the 1933 Act.

         The Portfolio operates under a master fund/feeder fund structure. Under this structure, a fund seeks to achieve its investment objective by investing all of its investable assets in an open-end management investment company with the same investment objective. The JPMorgan Growth and Income Fund invests in the Portfolio and has identical investment objectives and policies as the Portfolio.

         J.P. Morgan Fleming Asset Management (USA) Inc. ("JPMFAM (USA)") is the Portfolio's investment adviser (the "Adviser"). The address of JPMFAM (USA) is 522 Fifth Avenue, New York, New York 10036. JPMorgan Chase Bank is the administrator of the Portfolio (the "Administrator").

         The Portfolio is classified as a "non-diversified" fund under federal securities law.

         The Portfolio seeks to provide capital growth over the long term and earn income from dividends. The Portfolio is not intended to be a complete investment program, and there is no assurance it will achieve its objectives.

         Under normal market conditions, the Portfolio invests at least 80% of its total assets in common stocks. The Adviser applies an active equity management style focused on identifying attractively valued stocks given their growth potential over a long-term time horizon. The securities held by the Portfolio are of companies with market capitalizations equal to those within the universe of S&P 500 Index stocks. The Adviser emphasizes companies which are leaders within leading industries. The Portfolio also focuses on companies with strong revenue gains and positive earnings trends. The Portfolio also emphasizes companies with low price-to-book and price-to-cash flows ratios. The Portfolio seeks to earn income by investing the companies that display or have the potential for displaying level or rising dividends.

         The Portfolio may invest in other equity securities which include common stocks, preferred stocks, convertible securities, depositary receipts and warrants to buy common stocks.

         Although the Portfolio intends to invest primarily in equity securities, under normal market conditions, it may also invest in high-quality money market instruments and repurchase agreements.

         The Portfolio may invest in derivatives, which are financial instruments whose value is based on another security, index or exchange rate. The Portfolio may use derivatives to hedge various market risks or to increase the Portfolio's income.

         The Portfolio may change any of these investment policies (including its investment objective) without shareholder approval. Additional investment policies are more fully described in Part B below.

PRINCIPAL INVESTMENT STRATEGIES.

         In managing the Portfolio, the Adviser applies an active equity management style. The Portfolio focuses on companies with high-quality management, with a leading or dominant position in a major product line, new or innovative products and services or processes, a strong financial position and a relatively high rate of return of invested capital so that they can finance future growth without having to borrow extensively from outside sources. The Adviser uses a disciplined stock selection process which focuses on identifying attractively valued companies with positive business fundamentals.

RELATED RISKS.

         All mutual funds carry a certain amount of risk. An investor may lose money on its investment in the Portfolio. Here are some of the specific risks of investing in the Portfolio.

         The Portfolio may not achieve its objective if the Adviser's expectations regarding particular securities are not met.

         Investments in the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, any bank and are not insured or guaranteed by the FDIC, the Federal Reserve Board or any other government agency. An investor could lose money if it sells when the Portfolio's share price is lower than when it invested.

         The value of shares of the Portfolio will be influenced by conditions in stock markets as well as the performance of the companies selected for the Portfolio's portfolio.

         The Portfolio may not achieve its objective if securities which the Adviser believes are undervalued do not appreciate as much as the Adviser anticipates or if the companies in which it invests do not pay dividends.

         Investments in foreign securities may be riskier than investments in the United States. Foreign securities may be affected by political, social and economic instability. Some securities may be harder to trade without incurring a loss and may be difficult to convert into cash. There may be less public information available, differing settlement procedures, or regulations and standards that don't match U.S. standards. Some countries may nationalize or expropriate assets or impose exchange controls. These risks increase when investing in issuers located in emerging countries.

         The Portfolio's investments may take the form of depositary receipts, including unsponsored depositary receipts. Unsponsored depositary receipts may not provide as much information about the underlying issuer and may not carry the same voting privileges as sponsored depositary receipts. Unsponsored depositary receipts are issued by one or more depositaries in response to market demand, but without a formal agreement with the company that issues the underlying securities.

         Derivatives may be more risky than other types of investments because they may respond more to changes in economic conditions rather than other types of investments. If they are used for non-hedging purposes, they could cause losses that exceed the Portfolio's original investment.

         The Portfolio is not diversified. It may invest a greater percentage of its assets in a particular issuer or group of issuers than a diversified fund would. This makes the value of its shares more sensitive to the economic problems of those issuing the securities.

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

         The Board of Trustees. The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio. See in Item 13 "Management of the Portfolio" of Part B for a complete description of the Trustees and officers of the Portfolio.

         The Portfolio's Adviser. J.P. Morgan Fleming Asset Management (USA) Inc. ("JPMFAM (USA)") is the Portfolio's investment adviser under an Investment Advisory Agreement and has overall responsibility for investment decisions of the Portfolio, subject to the oversight of the Board of Trustees. JPMFAM (USA) is a wholly-owned subsidiary of J.P. Morgan Chase, a registered bank holding company. As compensation for its investment advisory services to the Portfolio, JPMFAM (USA) is entitled to receive an annual fee, which is computed daily and may be paid monthly, equal to 0.40% of the Portfolio's average daily net assets. JPMFAM (USA) is located at 522 Fifth Avenue, New York, New York 10036.

         Portfolio Managers. Jonathan Kendrew Llewelyn Simon serves as portfolio manager. Mr. Simon has worked as a portfolio manager with various affiliates of the Adviser, since 1980 and is currently the Chief Investment Officer and a Director of Robert Fleming Inc.

         The Administrator. JPMorgan Chase Bank provides administrative services and oversees the Portfolio's other service providers.
JPMorgan Chase Bank receives a pro-rata portion of the following annual fee on behalf of the Portfolio for administrative services: 0.15% of the first
$25 billion of average daily net assets of all non-money market funds in the JPMorgan Funds Complex, as defined herein, plus 0.075% of average net assets over $25 billion.

         Expenses. The Portfolio pays the expenses incurred in its operations. These expenses include investment advisory and administrative fees; the compensation of the Trustees; registration fees; interest charges; taxes; expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to government offices and commissions; expenses of meetings of investors; fees and expenses of independent accountants, of legal counsel and of any transfer agent, registrar or dividend disbursing agent of the Portfolio; insurance premiums; and expenses of calculating the net asset value of, and the net income on, beneficial interests of the Portfolio. Service providers to the Portfolio may, from time to time, voluntarily waive all or a portion of any fees to which they are entitled.

         Organization and Capital Structure. The Portfolio is organized as a trust under the laws of the State of New York. Under the Portfolio's Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio
(e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the

Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the Investment Company Act of 1940, as amended (the "1940 Act"), in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of the Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The Portfolio does not intend to distribute to its investors its net investment income or its net realized capital gains, if any. The end of the Portfolio's fiscal year is December 31.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

         Investor inquiries may be directed to the Portfolio's exclusive placement agent, J.P. Morgan Fund Distributors, Inc., 1211 Avenue of the Americas, New York, NY 10036.

ITEM 7. SHAREHOLDER INFORMATION.

         The Portfolio operates under a master fund/feeder fund structure. Under this structure, a fund seeks to achieve its investment objective by investing all its investable assets in an open-end management company with the same investment objective. The JPMorgan Growth & Income Fund (the "Feeder Fund") invests in the Portfolio. The investment objectives and policies of the Feeder Fund are identical to those of the Portfolio.

         Pricing. The Portfolio computes net asset value once daily on Monday through Friday. The net asset value will not be computed on the day the following legal holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. The Portfolio may also close for purchases and redemptions at such other times as may be determined by the Board of Trustees to the extent permitted by applicable law. The days on which net asset value is determined are the Portfolio's business days.

         The net asset value of the Portfolio is equal to the Portfolio's pro rata share of the total investment of the Portfolio and of any other investors in the Portfolio less the Portfolio's pro rata share of the Portfolio's liabilities. The following is a discussion of the procedures used by the Portfolio in valuing its assets.

         The value of investments listed on a domestic or foreign securities exchange, including National Association of Securities Dealers Automated Quotations ("NASDAQ") is based on the last sale prices on the exchange on which the security is principally traded (the "primary exchange"). If there has been no sale on the primary exchange on the valuation date, and the spread between bid and asked quotations on the primary exchange is less than or equal to 10% of the bid price for the security, the security shall be valued at the average of the closing bid and asked quotations on the primary exchange, except under certain circumstances, when the average of the closing bid and asked price is less than the last sales price of the foreign local shares, the security shall be valued at the last sales price of the local shares. Under all other circumstances (e.g., there is no last sale on the primary exchange, there are no bid and asked quotations on the primary exchange, or the spread between bid and asked quotations is greater than 10% of the bid price), the value of the security shall be the last sale price on the primary exchange up to five days prior to the valuation date unless, in the judgment of each Portfolio's manager, material events or conditions since such last sale necessitate fair valuation of the security. With respect to securities otherwise traded in the over-the-counter market, the value shall be equal to the quoted bid price. The value of each security for which readily available market quotations exist is based on a decision as to the broadest and most representative market for such security. For purposes of calculating net asset value all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the prevailing currency exchange rate on the valuation date.

         Options on stock indexes traded on national securities exchanges are valued at the close of options trading on such exchanges which is currently 4:10 p.m. New York time. Stock index futures and related options, which are traded on commodities exchanges, are valued at their last sales price as of the close of such commodities exchanges which is currently 4:15 p.m., New York time. Options and futures traded on foreign exchanges are valued at the last sale price available prior to the calculation of the Portfolio's net asset value.

         Fixed income securities with a maturity of 60 days or more, are generally valued using bid quotations generally readily available from and supplied daily by third party pricing services or brokers of comparable securities. If such prices are not supplied by the Portfolio's independent pricing services, such securities are priced in accordance with fair value procedures adopted by the Trustees. Such procedures include the use of independent pricing services, which use prices based upon yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. Fixed income securities with a remaining maturity of less than 60 days are valued by the amortized cost method.

         Listed options on debt securities traded on U.S. option exchanges shall be valued at their closing price on such exchanges. Futures on debt securities and related options traded on commodities exchanges shall be valued at their closing price as of the close of such commodities exchanges, which is currently 4:15 p.m., New York time. Options and futures traded on foreign exchanges shall be valued at the last sale or close price available prior to the calculation of the Portfolio's net asset value. Non-listed OTC options and swaps shall be valued at the closing price provided by a counterparty or third-party broker.

         Securities or other assets for which market quotations are not readily available (including certain illiquid securities) are valued at fair value in accordance with procedures established by and under the general supervision and responsibility of the Trustees. Short-term investments which mature in 60 days or less are valued at amortized cost if their original maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if their original maturity when acquired by the Portfolio was more than 60 days, unless this is determined not to represent fair value by the Trustees.

         Trading in securities on most foreign markets is normally completed before the close of trading in U.S. markets and may also take place on days on which the U.S. markets are closed. If events materially affecting the value of securities occur between the time when the market in which they are traded closes and the time when the Portfolio's net asset value is calculated, such securities will be valued at fair value in accordance with procedures established by and under the general supervision of the Trustees.

         Purchases. Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "Investment Objective, Principal Investment Strategies and Related Risks" above.

         An investment in the Portfolio may be made in U.S. dollars without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio. No money may be paid to any intermediary in Hong Kong who is not a dealer or exempt dealer.

         The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open for trading. At the close of regular trading on the New York Stock Exchange on each such day (normally 4:00 p.m., Eastern time; however, options are priced at 4:15 p.m., Eastern time), the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of the close of regular trading on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of the close of regular trading, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the following day the New York Stock Exchange is open for trading.

         Redemption and Repurchase. An investor in the Portfolio may reduce any portion or all of its investment at any time without charge at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid in U.S. dollars by the Portfolio normally on the next business day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted as determined by the SEC, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists as determined by the SEC [or during any other period permitted by order of the SEC for the protection of investors].

                                     PART B

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

                                                                          PAGE
          Portfolio History                                                B-1
          Description of the Portfolio and Its Investments and Risks       B-1
          Management of the Portfolio                                     B-20
          Control Persons and Principal Holders of Securities             B-27
          Investment Advisory and Other Services                          B-27
          Brokerage Allocation and Other Practices                        B-31
          Capital Stock and Other Securities                              B-33
          Purchase, Redemption and Pricing of Securities                  B-34
          Taxation of the Portfolio                                       B-35
          Underwriters                                                    B-36
          Calculation of Performance Data                                 B-36
          Financial Statements                                            B-36

ITEM 11.  PORTFOLIO HISTORY.

         The Portfolio is organized as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated December 15, 1992.

ITEM 12. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

         Part A sets forth the investment objective and various investment strategies of the Portfolio. This Part B supplements and should be read in conjunction with the related section of Part A. For descriptions of the securities ratings of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's") and [Fitch Investors Service, Inc.] ("Fitch"), see Appendix A.

INVESTMENT POLICIES AND RESTRICTIONS.

         The Portfolio may engage in the following investment policies, when consistent with the Portfolio's overall objective and strategies.

         U.S. Government Securities. U.S. Government Securities include (1) U.S. Treasury obligations, which generally differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years); and (2) obligations issued or guaranteed by U.S. government agencies and instrumentalities that are supported by any of the following:

(a) the full faith and credit of the U.S. Treasury, (b) the right of the issuer to borrow any amount listed to a specific line of credit from the U.S. Treasury,
(c) discretionary authority of the U.S. government to purchase certain obligations of the U.S. government agency or instrumentality or (d) the credit of the agency or instrumentality. Agencies and instrumentalities of the U.S. government include but are not limited to: Federal Land Banks, Federal Financing Banks, Banks for Cooperatives, Federal Intermediate Credit Banks, Farm Credit Banks, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Student Loan Marketing Association, United States Postal Service, Small Business Administration, Tennessee Valley Authority and any other enterprise established or sponsored by the U.S. government. Certain U.S. government securities, including U.S. Treasury bills, notes and bonds, Government National Mortgage Association certificates and Federal Housing Administration debentures, are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government sponsored enterprises and are not supported by the full faith and credit of the United States. These securities include obligations that are supported by the right of the issuer to borrow from the U.S. Treasury, such as obligations of the Federal Home Loan Banks, and obligations that are supported by the creditworthiness of the particular instrumentality, such as obligations of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

         In addition, certain U.S. Government agencies and instrumentalities issue specialized types of securities, such as guaranteed notes of the Small Business Administration, Federal Aviation Administration, Department of Defense, Bureau of Indian Affairs and Private Export Funding Corporation, which often provide higher yields than are available from the more common types of government-backed instruments. However, such specialized instruments may only be available from a few sources, in limited amounts, or only in very large denominations; they may also require specialized capability in portfolio servicing and in legal matters related to government guarantees. While they may frequently offer attractive yields, the limited-activity markets of many of these securities means that, if the Portfolio were required to liquidate any of them, it might not be able to do so advantageously; accordingly, the Portfolio investing in such securities normally holds such securities to maturity or pursuant to repurchase agreements, and would treat such securities (including repurchase agreements maturing in more than seven days) as illiquid for purposes of its limitation on investment in illiquid securities.

         Bank Obligations. Investments in bank obligations are limited to those of U.S. banks (including their foreign branches) that have total assets at the time of purchase in excess of $1 billion and the deposits of which are insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, and foreign banks (including their U.S. branches) having total assets in excess of $1 billion (or the equivalent in other currencies), and such other U.S. and foreign commercial banks which are judged by the Adviser to meet comparable credit standing criteria.

         Bank obligations include negotiable certificates of deposit, bankers' acceptances, fixed time deposits and deposit notes. A certificate of deposit is a short-term negotiable certificate issued by a commercial bank against funds deposited in the bank and is either interest-bearing or purchased on a discount basis. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. The borrower is liable for payment as is the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Fixed time deposits are obligations of branches of United States banks or foreign banks, which are payable at a stated maturity date and bear a fixed rate of interest. Although fixed time deposits do not have a market, there are no contractual restrictions on the right to transfer a beneficial interest in the deposit to a third party. Fixed time deposits subject to withdrawal penalties and with respect to which the Portfolio cannot realize the proceeds thereon within seven days are deemed "illiquid" for the purposes of its restriction on investments in illiquid securities. Deposit notes are notes issued by commercial banks which generally bear fixed rates of interest and typically have original maturities ranging from eighteen months to five years.

         The dependence on the banking industry may involve certain credit risks, such as defaults or downgrades. Banks are subject to extensive governmental regulations that may limit both the amounts and types of loans and other financial commitments that may be made and the interest rates and fees that may be charged. The profitability of this industry is largely dependent upon the availability and cost of capital funds for the purpose of financing lending operations under prevailing money market conditions. Also, general economic conditions play an important part in the operations of this industry and exposure to credit losses arising from possible financial difficulties of borrowers might affect a bank's ability to meet its obligations. Bank obligations may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulation. Investors should also be aware that securities of foreign banks and foreign branches of United States banks may involve foreign investment risks in addition to those relating to domestic bank obligations. These investment risks may involve, among other considerations, risks relating to future political and economic developments, more limited liquidity of foreign obligations than comparable domestic obligations, the possible imposition of withholding taxes on interest income, the possible seizure or nationalization of foreign assets and the possible establishment of exchange controls or other restrictions. There may be less publicly available information concerning foreign issuers, difficulties in obtaining or enforcing a judgment against a foreign issuer (including branches) and accounting, auditing and financial reporting standards and practices may differ from those applicable to U.S. issuers. In addition, foreign banks are not subject to regulations comparable to U.S. banking regulations.

         Foreign Securities. For purposes of the Portfolio's investment policies, the issuer of a security may be deemed to be located in a particular country if (i) the principal trading market for the security is in such country,
(ii) the issuer is organized under the laws of such country or (iii) the issuer derives at least 50% of its revenues or profits from such country or has at least 50% of its assets situated in such country.


    DEPOSITARY RECEIPTS. Foreign investments may be made directly in securities of foreign issuers or in the form of American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") and Global Depositary Receipts ("GDRs") or other similar securities of foreign issuers. ADRs are securities, typically issued by a U.S. financial institution (a "depositary"), that evidence ownership interests in a security or a pool of securities issued by a foreign issuer and deposited with the depositary. ADRs include American Depositary Shares and New York Shares. EDRs are receipts issued by a European financial institution. GDRs, which are sometimes referred to as Continental Depositary Receipts ("CDRs"), are securities, typically issued by a non-U.S. financial institution, that evidence ownership interests in a security or a pool of securities issued by either a U.S. or foreign issuer. ADRs, EDRs, GDRs and CDRs may be available for investment through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depositary, whereas an unsponsored facility may be established by a depositary without participation by the issuer of the receipt's underlying security. The Funds may invest their assets in securities of multinational companies in the form of American Depositary Receipts or other similar securities representing securities of foreign issuers, such as European Depositary Receipts, Global Depositary Receipts (collectively, "Depositary Receipts"). The Funds treat Depositary Receipts as interests in the underlying securities for purposes of their investment policies.



        Holders of an unsponsored depositary receipt generally bear all costs of the unsponsored facility. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through to the holders of the receipts voting rights with respect to the deposited securities.


         Supranational Obligations. Supranational organizations include organizations such as The World Bank, which was chartered to finance development projects in developing member countries; the European Union, which is a fifteen-nation organization engaged in cooperative economic activities; the European Coal and Steel Community, which is an economic union of various European nations steel and coal industries; and the Asian Development Bank, which is an international development bank established to lend funds, promote investment and provide technical assistance to member nations of the Asian and Pacific regions. Obligations of supranational agencies are supported by subscribed, but unpaid, commitments of member countries. There is no assurance that these commitments will be undertaken or complied with in the future, and foreign and supranational securities are subject to certain risks associated with foreign investing.

         Money Market Instruments. The Portfolio may invest in cash or high-quality, short-term money market instruments. These may include U.S. government securities, commercial paper of domestic and foreign issuers and obligations of domestic and foreign banks. Investments in foreign money market instruments may involve certain risks associated with foreign investment.

         Corporate Reorganizations. In general, securities that are the subject of a tender or exchange offer or proposal sell at a premium to their historic market price immediately prior to the announcement of the offer or proposal. The increased market price of these securities may also discount what the stated or appraised value of the security would be if the contemplated action were approved or consummated. These investments may be advantageous when the discount significantly overstates the risk of the contingencies involved; significantly undervalues the securities, assets or cash to be received by shareholders of the prospective portfolio company as a result of the contemplated transaction; or fails adequately to recognize the possibility that the offer or proposal may be replaced or superseded by an offer or proposal of greater value. The evaluation of these contingencies requires unusually broad knowledge and experience on the part of the Adviser that must appraise not only the value of the issuer and its component businesses as well as the assets or securities to be received as a result of the contemplated transaction, but also the financial resources and business motivation of the offeror as well as the dynamics of the business climate when the offer or proposal is in progress. Investments in reorganization securities may tend to increase the turnover ratio of the Portfolio and increase its brokerage and other transaction expenses.

         Warrants and Rights. Warrants basically are options to purchase equity securities at a specified price for a specified period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. Rights are similar to warrants but normally have a shorter duration and are distributed directly by the issuer to shareholders. Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

         Commercial Paper. Commercial paper consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations. A variable amount master demand note (which is a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under a letter agreement between a commercial paper issuer and an institutional lender pursuant to which the lender may determine to invest varying amounts.

         Investment-Grade Debt Securities. The Portfolio may invest in investment-grade debt securities. Investment grade debt securities are securities rated in the categories BBB or higher by Standard & Poor's Corporation ("S&P"), or Baa or higher by Moody's Investors Service, Inc. ("Moody's") or the equivalent by another national rating organization, or, if unrated, determined by the Adviser to be of comparable quality.

         Repurchase Agreements. The Portfolio may enter into repurchase agreements but will enter into repurchase agreements only with member banks of the Federal Reserve System and securities dealers that meet the Adviser's credit guidelines, and only if fully collateralized by securities in which the Portfolio is permitted to invest. Under the terms of a typical repurchase agreement, the Portfolio would acquire an underlying instrument for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase the instrument and the Portfolio to resell the instrument at a fixed price and time, thereby determining the yield during the Portfolio's holding period. This procedure results in a fixed rate of return insulated from market fluctuations during such period. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. Repurchase agreements are considered under the 1940 Act to be loans collateralized by the underlying securities. All repurchase agreements entered into by the Portfolio will be fully collateralized at all times during the period of the agreement in that the value of the underlying security will be at least equal to 100% of the amount of the loan, including the accrued interest thereon, and the Portfolio or its custodian or sub-custodian will have possession of the collateral, which the Board of Trustees believes will give it a valid, perfected security interest in the collateral. In the event of insolvency by the seller under a repurchase agreement, the Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The

Board of Trustees believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. Repurchase agreements maturing in more than seven days are treated as illiquid for purposes of the Portfolio's restrictions on purchases of illiquid securities. Repurchase agreements are also subject to the risks described below with respect to stand-by commitments.

         Forward Commitments. In order to invest the Portfolio's assets immediately, while awaiting delivery of securities purchased on a forward commitment basis, short-term obligations that offer same-day settlement and earnings will normally be purchased. When a commitment to purchase a security on a forward commitment basis is made, procedures are established consistent with the General Statement of Policy of the Securities and Exchange Commission concerning such purchases. Since that policy currently recommends that an amount of the Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, a separate account of the Portfolio consisting of cash or liquid securities equal to the amount of the Portfolio's commitments securities will be established at the Portfolio's custodian bank. For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market value. If the market value of such securities declines, additional cash, cash equivalents or highly liquid securities will be placed in the account daily so that the value of the account will equal the amount of such commitments by the Portfolio.

         Although it is not intended that such purchases would be made for speculative purposes, purchases of securities on a forward commitment basis may involve more risk than other types of purchases. Securities purchased on a forward commitment basis and the securities held in the Portfolio's portfolio are subject to changes in value based upon the public's perception of the issuer and changes, real or anticipated, in the level of interest rates. Purchasing securities on a forward commitment bass can involve the risk that the yields available in the market when the delivery takes place may actually be higher or lower than those obtained in the transaction itself. On the settlement date of the forward commitment transaction, the Portfolio will meet its obligations from then available cash flow, sale of securities held in the separate account, sale of other securities or, although it would not normally expect to do so, from sale of the forward commitment securities themselves (which may have a value greater or lesser than the Portfolio's payment obligations). The sale of securities to meet such obligations may result in the realization of capital gains or losses.

         To the extent the Portfolio engages in forward commitment transactions, it will do so for the purpose of acquiring securities consistent with its investment objective and policies and not for the purpose of investment leverage.

         Floating and Variable Rate Securities; Participation Certificates. Floating and variable rate demand instruments permit the holder to demand payment upon a specified number of days' notice of the unpaid principal balance plus accrued interest either from the issuer or by drawing on a bank letter of credit, a guarantee or insurance issued with respect to such instrument. While there is usually no established secondary market for issues of these types of securities, the dealer that sells an issue of such security frequently will also offer to repurchase the securities at any time at a repurchase price which varies and may be more or less than the amount the holder paid for them.

         The terms of these types of securities provide that interest rates are adjustable at intervals ranging from daily to up to six months and the adjustments are based upon the prime rate of a bank or other short-term rates, such as Treasury Bills or LIBOR (London Interbank Offered Rate), as provided in the respective instruments. The Portfolio will decide which floating or variable rate securities to purchase in accordance with procedures prescribed by the Board of Trustees in order to minimize credit risks.

         The securities in which the Portfolio may be invested include participation certificates issued by a bank, insurance company or other financial institution in securities owned by such institutions or affiliated organizations ("Participation Certificates"). A Participation Certificate gives the Portfolio an undivided interest in the security in the proportion that the Portfolio's participation interest bears to the total principal amount of the security and generally provides the demand feature described below. Each Participation Certificate is backed by an irrevocable letter of credit or guaranty of a bank (which may be the bank issuing the Participation Certificate, a bank issuing a confirming letter of credit to that of the issuing bank, or a bank serving as agent of the issuing bank with respect to the possible repurchase of the Participation Certificate) or insurance policy of an insurance company that the Board of Trustees has determined meets the prescribed quality standards for the Portfolio.

         The Portfolio may have the right to sell the Participation Certificate back to the institution and draw on the letter of credit or insurance on demand after the prescribed notice period, for all or any part of the full principal amount of the Portfolio's participation interest in the security, plus accrued interest. The institutions issuing the Participation Certificates would retain a service and letter of credit fee and a fee for providing the demand feature, in an amount equal to the excess of the interest paid on the instruments over the negotiated yield at which the Participation Certificates were purchased by the Portfolio. The total fees would generally range from 5% to 15% of the applicable prime rate or other short-term rate index. With respect to insurance, the Portfolio will attempt to have the issuer of the participation certificate bear the cost of any such insurance, although the Portfolio retains the option to purchase insurance if deemed appropriate. Obligations that have a demand feature permitting the Portfolio to tender the obligation to a foreign bank may involve certain risks associated with foreign investment. The Portfolio's ability to receive payment in such circumstances under the demand feature from such foreign banks may involve certain risks such as future political and economic developments, the possible establishments of laws or restrictions that might adversely affect the payment of the bank's obligations under the demand feature and the difficulty of obtaining or enforcing a judgment against the bank.

         The Adviser has been instructed by the Board of Trustees to monitor on an ongoing basis the pricing, quality and liquidity of the floating and variable rate securities held by the Portfolio, including Participation Certificates, on the basis of published financial information and reports of the rating agencies and other bank analytical services to which the Portfolio may subscribe. Although these instruments may be sold by the Portfolio, it is intended that they be held until maturity.

         Past periods of high inflation, together with the fiscal measures adopted to attempt to deal with it, have seen wide fluctuations in interest rates, particularly "prime rates" charged by banks. While the value of the underlying floating or variable rate securities may change with changes in interest rates generally, the floating or variable rate nature of the underlying floating or variable rate securities should minimize changes in value of the instruments. Accordingly, as interest rates decrease or increase, the potential for capital appreciation and the risk of potential capital depreciation is less than would be the case with a portfolio of fixed rate securities. The Portfolio's portfolio may contain floating or variable rate securities on which stated minimum or maximum rates, or maximum rates set by state law, limit the degree to which interest on such floating or variable rate securities may fluctuate; to the extent it does, increases or decreases in value may be somewhat greater than would be the case without such limits. Because the adjustment of interest rates on the floating or variable rate securities is made in relation to movements of the applicable banks' "prime rates" or other short-term rate adjustment indices, the floating or variable rate securities are not comparable to long-term fixed rate securities. Accordingly, interest rates on the floating or variable rate securities may be higher or lower than current market rates for fixed rate obligations of comparable quality with similar maturities.

         The maturity of variable rate securities is deemed to be the longer of
(i) the notice period required before the Portfolio is entitled to receive payment of the principal amount of the security upon demand or (ii) the period remaining until the security's next interest rate adjustment.

         Borrowings. The Portfolio may borrow money from banks for temporary or short-term purposes. But, the Portfolio may not borrow money to buy additional securities, which is known as "leveraging."

         Reverse Repurchase Agreements. Reverse Repurchase Agreements involve the sale of securities held by the Portfolio with an agreement to repurchase the securities at an agreed upon price and date. The Portfolio may use this practice to generate cash for shareholder redemptions without selling securities during unfavorable market conditions. Whenever the Portfolio enters into a reverse repurchase agreement, it will establish a segregated account in which it will maintain liquid assets on a daily basis in an amount at least equal to the repurchase price (including accrued interest). The Portfolio would be required to pay interest on amounts obtained through reverse repurchase agreements, which are considered borrowings under federal securities laws. The repurchase price is generally equal to the original sales price plus interest. Reverse repurchase agreements are usually for seven days or less and cannot be repaid prior to their expiration dates. Reverse repurchase agreements involve the risk that the market value of the portfolio securities transferred may decline below the price at which the Portfolio is obliged to purchase the securities.

         Investment Company Securities. Securities of other investment companies may be acquired by the Portfolio to the extent permitted under the Investment Company Act of 1940, as amended (the "1940 Act"). These limits require that, as determined immediately after a purchase is made, (i) not more than 5% of the value of the Portfolio's total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of the Portfolio's total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio. As a shareholder of another investment company, the Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with its own operations.

         The Securities and Exchange Commission ("SEC") has granted an exemptive order permitting the Portfolio to invest its uninvested cash in any affiliated money market funds. The order sets the following conditions: (1) the Portfolio may invest in one or more of the permitted money market funds up to an aggregate limit of 25% of its assets; and (2) the Adviser will waive and/or reimburse its advisory fee from the Portfolio in an amount sufficient to offset any doubling up of investment advisory, administrative and shareholder servicing fees.

         Zero Coupon, Payment-in-Kind and Stripped Obligations. The principal and interest components of U.S. Treasury bonds with remaining maturities of longer than ten years are eligible to be traded independently under the Separate Trading of Registered Interest and Principal of Securities ("STRIPS") program. Under the STRIPS program, the principal and interest components are separately issued by the U.S. Treasury at the request of depository financial institutions, which then trade the component parts separately. The interest component of STRIPS may be more volatile than that of U.S. Treasury bills with comparable maturities. The risk is greater when the period to maturity is longer.

         The Portfolio may invest in stripped obligations. In addition, the Portfolio may invest up to 20% of its total assets in stripped obligations only where the underlying obligations are backed by the full faith and credit of the U.S. government.

         Equity Securities. The equity securities in which the Portfolio may invest may or may not pay dividends and may or may not carry voting rights. Common stock occupies the most junior position in a company's capital structure.

         Preferred stock are securities that represent an ownership interest in a corporation and that give the owner a prior claim over common stock on the corporation's earnings or assets.

         The convertible securities in which the Portfolio may invest include any debt securities or preferred stock, which may be converted into common stock or which carry the right to purchase common stock. Convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.

         The terms of any convertible security determine its ranking in a company's capital structure. In the case of subordinated convertible debentures, the holders' claims on assets and earnings are subordinated to the claims of other creditors and are senior to the claims of preferred and common shareholders. In the case of convertible preferred stock, the holders' claims on assets and earnings are subordinated to the claims of all creditors and are senior to the claims of common shareholders.

         Illiquid Securities. For purposes of its limitation on investments in illiquid securities, the Portfolio may elect to treat as liquid, in accordance with procedures established by the Board of Trustees, certain investments in restricted securities for which there may be a secondary market of qualified institutional buyers as contemplated by Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and commercial obligations issued in reliance on the so-called "private placement" exemption from registration afforded by Section 4(2) of the Securities Act ("Section 4(2) paper"). Rule 144A provides an exemption from the registration requirements of the Securities Act for the resale of certain restricted securities to qualified institutional buyers. Section 4(2) paper is restricted as to disposition under the federal securities laws, and generally is sold to institutional investors such as the Portfolio who agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale of Section 4(2) paper by the purchaser must be in an exempt transaction.

         One effect of Rule 144A and Section 4(2) is that certain restricted securities may now be liquid, though there is no assurance that a liquid market for Rule 144A securities or Section 4(2) paper will develop or be maintained. The Trustees have adopted policies and procedures for the purpose of determining whether securities that are eligible for resale under Rule 144A and Section 4(2) paper are liquid or illiquid for purposes of the limitation on investment in illiquid securities. Pursuant to those policies and procedures, the Trustees have delegated to the Adviser the determination as to whether a particular instrument is liquid or illiquid, requiring that consideration be given to, among other things, the frequency of trades and quotes for the security, the number of dealers willing to buy and sell the security and the number of potential purchasers, dealer undertakings to make a market in the security, the nature of the security and the time needed to dispose of the security.

         Stand-By Commitments. In a put transaction, the Portfolio acquires the right to sell a security at an agreed upon price within a specified period prior to its maturity date, and a stand-by commitment entitles the Portfolio to same-day settlement and to receive an exercise price equal to the amortized cost of the underlying security plus accrued interest, if any, at the time of exercise. Stand-by commitments are subject to certain risks, which include the inability of the issuer of the commitment to pay for the securities at the time the commitment is exercised, the fact that the commitment is not marketable by the Portfolio, and that the maturity of the underlying security will generally be different from that of the commitment. A put transaction will increase the cost of the underlying security and consequently reduce the available yield.

         Securities Loans. To the extent specified in Part A, the Portfolio is permitted to lend its securities to broker-dealers and other institutional investors in order to generate additional income. Such loans of portfolio securities may not exceed 30% of the value of the Portfolio's total assets. In connection with such loans, the Portfolio will receive collateral consisting of cash, cash equivalents, U.S. government securities or irrevocable letters of credit issued by financial institutions. Such collateral will be maintained at all times in an amount equal to at least 100% of the current market value plus accrued interest of the securities loaned. The Portfolio can increase its income through the investment of such collateral. The Portfolio continues to be entitled to the interest payable or any dividend-equivalent payments received on a loaned security and, in addition, to receive interest on the amount of the loan. However, the receipt of any dividend-equivalent payments by the Portfolio on a loaned security from the borrower will not qualify for the dividends-received deduction. Such loans will be terminable at any time upon specified notice. The Portfolio might experience risk of loss if the institutions with which it has engaged in portfolio loan transactions breach their agreements with the Portfolio. The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delays in receiving additional collateral or in the recovery of the securities or possible loss of rights in the collateral should the borrower experience financial difficulty. Loans will be made only to firms deemed by the Adviser to be of good standing and will not be made unless, in the judgment of the Adviser, the consideration to be earned from such loans justifies the risk.

         Real Estate Investment Trusts. The Portfolio may invest in shares of real estate investment trusts ("REITs"), which are pooled investment vehicles which invest primarily in income-producing real estate or real estate related loans or interests. REITs are generally classified as equity REITs or mortgage REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. The value of equity trusts will depend upon the value of the underlying properties, and the value of mortgage trusts will be sensitive to the value of the underlying loans or interests.

ADDITIONAL POLICIES REGARDING DERIVATIVE AND RELATED TRANSACTIONS.

         Introduction. As explained more fully below, the Portfolio may employ derivative and related instruments as tools in the management of portfolio assets. Put briefly, a "derivative" instrument may be considered a security or other instrument which derives its value from the value or performance of other instruments or assets, interest or currency exchange rates, or indexes. For instance, derivatives include futures, options, forward contracts, structured notes and various over-the-counter instruments.

         Like other investment tools or techniques, the impact of using derivatives strategies or similar instruments depends to a great extent on how they are used. Derivatives are generally used by portfolio managers in three ways: First, to reduce risk by hedging (offsetting) an investment position. Second, to substitute for another security particularly where it is quicker, easier and less expensive to invest in derivatives. Lastly, to speculate or enhance portfolio performance. When used prudently, derivatives can offer several benefits, including easier and more effective hedging, lower transaction costs, quicker investment and more profitable use of portfolio assets. However, derivatives also have the potential to significantly magnify risks, thereby leading to potentially greater losses for the Portfolio.

         The Portfolio may invest its assets in derivative and related instruments subject only to the Portfolio's investment objective and policies and the requirement that the Portfolio maintain segregated accounts consisting of cash or other liquid assets (or, as permitted by applicable regulation, enter into certain offsetting positions) to cover its obligations under such instruments with respect to positions where there is no underlying portfolio asset so as to avoid leveraging the Portfolio.

         The value of some derivative or similar instruments in which the Portfolio may invest may be particularly sensitive to changes in prevailing interest rates or other economic factors, and, like other investments of the Portfolio, the ability of the Portfolio to successfully utilize these instruments may depend in part upon the ability of the Adviser to forecast interest rates and other economic factors correctly. If the Adviser inaccurately forecasts such factors and has taken positions in derivative or similar instruments contrary to prevailing market trends, the Portfolio could be exposed to the risk of a loss. The Portfolio might not employ any or all of the strategies described herein, and no assurance can be given that any strategy used will succeed.

RISK FACTORS.

         Set forth below is an explanation of the various derivatives strategies and related instruments the Portfolio may employ along with risks or special attributes associated with them. This discussion is intended to supplement Part A as well as provide useful information to prospective investors.

         As explained more fully below and in the discussions of particular strategies or instruments, there are a number of risks associated with the use of derivates and related instruments. No assurance can be given that any strategy will succeed.

         The value of certain derivatives or related instruments in which the Portfolio may invest may be particularly sensitive to changes in prevailing economic conditions and market value. The ability of the Portfolio to successfully utilize these instruments may depend in part upon the ability of the Adviser to forecast these factors correctly. Inaccurate forecasts could expose the Portfolio to a risk of loss.

         There can be no guarantee that there will be a correlation between price movements in a hedging vehicle and in the portfolio assets being hedged. An incorrect correlation could result in a loss on both the hedged assets in the Portfolio and the hedging vehicle so that the portfolio return might have been greater had hedging not been attempted. This risk is particularly acute in the case of "cross-hedges" between currencies. The Adviser may inaccurately forecast interest rates, market values or other economic factors in utilizing a derivatives strategy. In such a case, the Portfolio may have been in a better position had it not entered into such strategy. Hedging strategies, while reducing risk of loss, can also reduce the opportunity for gain. In other words, hedging usually limits both potential losses as well as potential gains.

         The Portfolio is not required to use any hedging strategies, and strategies not involving hedging involve leverage and may increase the risk to the Portfolio. Certain strategies, such as yield enhancement, can have speculative characteristics and may result in more risk to the Portfolio than hedging strategies using the same instruments.

         There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out an option, futures contract or other derivative or related position. Many exchanges and boards of trade limit the amount of fluctuation permitted in option or futures contract prices during a single day; once the daily limit has been reached on particular contract, no trades may be made that day at a price beyond that limit. In addition, certain instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist.

         Finally, over-the-counter instruments typically do not have a liquid market. Lack of a liquid market for any reason may prevent the Portfolio from liquidating an unfavorable position.

Activities of large traders in the futures and securities markets involving arbitrage, "program trading," and other investment strategies may cause price distortions in these markets. In certain instances, particularly those involving over-the-counter transactions and forward contracts there is a greater potential that a counterparty or broker may default or be unable to perform on its commitments. In the event of such a default, the Portfolio may experience a loss. In transactions involving currencies, the value of the currency underlying an instrument may fluctuate due to many factors, including economic conditions, interest rates, governmental policies and market forces.

SPECIFIC USES AND STRATEGIES.

         Set forth below are explanations of various strategies involving derivatives and related instruments that may be used by the Portfolio.

         Options on Securities, Securities Indexes and Debt Instruments. The Portfolio may purchase, sell or exercise call and put options on (i) securities,
(ii) securities indexes, and (iii) debt instruments. Specifically, the Portfolio may (i) purchase, write and exercise call and put options on securities and securities indexes (including using options in combination with securities, other options or derivative instruments) and (ii) enter into swaps, futures contracts and options on futures contracts. The Portfolio may also (i) employ forward currency contracts and (ii) purchase and sell structured products, which are instruments designed to restructure or reflect the characteristics of certain other investments.

         Although in most cases these options will be exchange-traded, the Portfolio may also purchase, sell or exercise over-the-counter options. Over-the-counter options differ from exchange-traded options in that they are two-party contracts with price and other terms negotiated between buyer and seller. As such, over-the-counter options generally have much less market liquidity and carry the risk of default or nonperformance by the other party.

         One purpose of purchasing put options is to protect holdings in an underlying or related security against a substantial decline in market value. One purpose of purchasing call options is to protect against substantial increases in prices of securities the Portfolio intends to purchase pending its ability to invest in such securities in an orderly manner. The Portfolio may also use combinations of options to minimize costs, gain exposure to markets or take advantage of price disparities or market movements. For example, the Portfolio may sell put or call options it has previously purchased or purchase put or call options it has previously sold. These transactions may result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. The Portfolio may write a call or put option in order to earn the related premium from such transactions. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of a similar option. The Portfolio will not write uncovered options.

         In addition to the general risk factors noted above, the purchase and writing of options involve certain special risks. During the option period, the Portfolio writing a covered call (i.e., where the underlying securities are held by the Portfolio) has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying securities above the exercise price, but has retained the risk of loss should the price of the underlying securities decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying securities at the exercise price.

         If a put or call option purchased by the Portfolio is not sold when it has remaining value, and if the market price of the underlying security, in the case of a put, remains equal to or greater than the exercise price or, in the case of a call, remains less than or equal to the exercise price, the Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security. There can be no assurance that a liquid market will exist when the Portfolio seeks to close out an option position. Furthermore, if trading restrictions or suspensions are imposed on the options markets, the Portfolio may be unable to close out a position.

         Futures Contracts and Options on Futures Contracts. The Portfolio may purchase or sell (i) interest-rate futures contracts, (ii) futures contracts on specified instruments or indices, and (iii) options on these futures contracts ("futures options").

         The futures contracts and futures options may be based on various instruments or indices in which the Portfolio may invest such as foreign currencies, certificates of deposit, Eurodollar time deposits, securities indices, economic indices (such as the Consumer Price Indices compiled by the U.S. Department of Labor).

         Futures contracts and futures options may be used to hedge portfolio positions and transactions as well as to gain exposure to markets. For example, the Portfolio may sell a futures contract - or buy a futures option - to protect against a decline in value, or reduce the duration, of portfolio holdings. Likewise, these instruments may be used where the Portfolio intends to acquire an instrument or enter into a position. For example, the Portfolio may purchase a futures contract - or buy a futures option - to gain immediate exposure in a market or otherwise offset increases in the purchase price of securities or currencies to be acquired in the future. Futures options may also be written to earn the related premiums.

         When writing or purchasing options, the Portfolio may simultaneously enter into other transactions involving futures contracts or futures options in order to minimize costs, gain exposure to markets, or take advantage of price disparities or market movements. Such strategies may entail additional risks in certain instances. The Portfolio may engage in cross-hedging by purchasing or selling futures or options on a security or currency different from the security or currency position being hedged to take advantage of relationships between the two securities or currencies.

         Investments in futures contracts and options thereon involve risks similar to those associated with options transactions discussed above. The Portfolio will only enter into futures contracts or options on futures contracts which are traded on a U.S. or foreign exchange or board of trade, or similar entity, or quoted on an automated quotation system.

         Forward Contracts. The Portfolio may use foreign currency and interest-rate forward contracts for various purposes as described below.

         Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective. The Portfolio that may invest in securities denominated in foreign currencies may, in addition to buying and selling foreign currency futures contracts and options on foreign currencies and foreign currency futures, enter into forward foreign currency exchange contracts to reduce the risks or otherwise take a position in anticipation of changes in foreign exchange rates. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be a fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. By entering into a forward foreign currency contract, the Portfolio "locks in" the exchange rate between the currency it will deliver and the currency it will receive for the duration of the contract. As a result, the Portfolio reduces its exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will exchange into. The effect on the value of the Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another. Transactions that use two foreign currencies are sometimes referred to as "cross-hedges."

         The Portfolio may enter into these contracts for the purpose of hedging against foreign exchange risk arising from the Portfolio's investments or anticipated investments in securities denominated in foreign currencies. The Portfolio may also enter into these contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another.

         The Portfolio may also use forward contracts to hedge against changes in interest rates, increase exposure to a market or otherwise take advantage of such changes. An interest-rate forward contract involves the obligation to purchase or sell a specific debt instrument at a fixed price at a future date.

         Interest Rate and Currency Transactions. The Portfolio may employ currency and interest rate management techniques, including transactions in options (including yield curve options), futures, options on futures, forward foreign currency exchange contracts, currency options and futures and currency and interest rate swaps. The aggregate amount of the Portfolio's net currency exposure will not exceed the total net asset value of its portfolio. However, to the extent that the Portfolio is fully invested while also maintaining currency positions, it may be exposed to greater combined risk.

         The Portfolio will only enter into interest rate and currency swaps on a net basis, i.e., the two payment streams are netted out, with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. Interest rate and currency swaps do not involve the delivery of securities, the underlying currency, other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate and currency swaps is limited to the net amount of interest or currency payments that the Portfolio is contractually obligated to make. If the other party to an interest rate or currency swap defaults, the Portfolio's risk of loss consists of the net amount of interest or currency payments that the Portfolio is contractually entitled to receive. Since interest rate and currency swaps are individually negotiated, the Portfolio expects to achieve an acceptable degree of correlation between their portfolio investments and their interest rate or currency swap positions.

         The Portfolio may hold foreign currency received in connection with investments in foreign securities when it would be beneficial to convert such currency in U.S. dollars at a later date, based on anticipated changes in the relevant exchange rate.

         The Portfolio may purchase or sell without limitation as to a percentage of its assets forward foreign currency exchange contracts when the Adviser anticipates that the foreign currency will appreciate or depreciate in value, but securities denominated in that currency do not present attractive investment opportunities and are not held by the Portfolio. In addition, the Portfolio may enter into forward foreign currency exchange contracts in order to protect against adverse changes in future foreign currency exchange rates. The Portfolio may engage in cross-hedging by using forward contracts in one currency to hedge against fluctuations in the value of securities denominated in a different currency if its Adviser believes that there is a pattern of correlation between the two currencies. Forward contracts may reduce the potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Portfolio than if it had not entered into such contracts. The use of foreign currency forward contracts will not eliminate fluctuations in the underlying U.S. dollar equivalent value of the prices of or rates of return on the Portfolio's foreign currency denominated portfolio securities and the use of such techniques will subject the Portfolio to certain risks.

         The matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. In addition, the Portfolio may not always be able to enter into foreign currency forward contracts at attractive prices, and this will limit the Portfolio's ability to use such contract to hedge or cross-hedge its assets. Also, with regard to the Portfolio's use of cross-hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying the Portfolio's cross-hedges and the movements in the exchange rates of the foreign currencies in which the Portfolio's assets that are the subject of such cross-hedges are denominated.

         The Portfolio may enter into interest rate and currency swaps to the maximum allowed limits under applicable law. The Portfolio will typically use interest rate swaps to shorten the effective duration of its portfolio. Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, such as an exchange of fixed rate payments for floating rate payments. Currency swaps involve the exchange of their respective rights to make or receive payments in specified currencies.

         Mortgage-Related Securities. The Portfolio may purchase mortgaged-backed securities--i.e., securities representing an ownership interest in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Mortgage loans included in the pool--but not the security itself--may be insured by the Government National Mortgage Association or the Federal Housing Administration or guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Veterans Administration, which guarantees are supported only by the discretionary authority of the U.S. government to purchase the agency's obligations. Mortgage-backed securities provide investors with payments consisting of both interest and principal as the mortgages in the underlying mortgage pools are paid off. Although providing the potential for enhanced returns, mortgage-backed securities can also be volatile and result in unanticipated losses.

         The average life of a mortgage-backed security is likely to be substantially less than the original maturity of the mortgage pools underlying the securities. Prepayments of principal by mortgagors and mortgage foreclosures will usually result in the return of the greater part of the principal invested far in advance of the maturity of the mortgages in the pool. The actual rate of return of a mortgage-backed security may be adversely affected by the prepayment of mortgages included in the mortgage pool underlying the security. In addition, as with callable fixed-income securities generally, if the Portfolio purchased the securities at a premium, sustained early repayment would limit the value of the premium.

         The Portfolio may also invest in securities representing interests in collateralized mortgage obligations ("CMOs"), real estate mortgage investment conduits ("REMICs") and in pools of certain other asset-backed bonds and mortgage pass-through securities. Like a bond, interest and prepaid principal are paid, in most cases, monthly. CMOs may be collateralized by whole residential or commercial mortgage loans but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by the U.S. government, or U.S. government-related entities, and their income streams.

         CMOs are structured into multiple classes, each bearing a different expected average life and/or stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. Monthly payments of principal received from the pool of underlying mortgages, including prepayments, are allocated to different classes in accordance with the terms of the instruments, and changes in prepayment rates or assumptions may significantly affect the expected average life and value of a particular class.

         REMICs include governmental and/or private entities that issue a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities. REMICs issued by private entities are not U.S. government securities and are not directly guaranteed by any government agency. They are secured by the underlying collateral of the private issuer.

         The Adviser expects that governmental, government-related or private entities may create mortgage loan pools and other mortgage-related securities offering mortgage pass-through and mortgage-collateralized investments in addition to those described above. The mortgages underlying these securities may include alternative mortgage instruments, that is, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may differ from customary long-term fixed-rate mortgages. The Portfolio may also invest in debentures and other securities of real estate investment trusts. As new types of mortgage-related securities are developed and offered to investors, the Portfolio may consider making investments in such new types of mortgage-related securities.

         Dollar Rolls. Under a mortgage "dollar roll," the Portfolio sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period, the Portfolio forgoes principal and interest paid on the mortgage-backed securities. The Portfolio is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. The Portfolio may only enter into covered rolls. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position which matures on or before the forward settlement date of the dollar roll transaction. At the time the Portfolio enters into a mortgage "dollar roll", it will establish a segregated account with its custodian bank in which it will maintain cash or liquid securities equal in value to its obligations in respect of dollar rolls, and accordingly, such dollar rolls will not be considered borrowings. Mortgage dollar rolls involve the risk that the market value of the securities the Portfolio is obligated to repurchase under the agreement may decline below the repurchase price. Also, these transactions involve some risk to the Portfolio if the other party should default on its obligation and the Portfolio is delayed or prevented from completing the transaction. In the event the buyer of securities under a mortgage dollar roll files for bankruptcy or becomes insolvent, the Portfolio's use of proceeds of the dollar roll may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Portfolio's obligation to repurchase the securities.

         Asset-Backed Securities. The Portfolio may invest in asset-backed securities, which represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool of assets similar to one another, such as motor vehicle receivables or credit card receivables. These securities also include conditional sales contracts, equipment lease certificates and equipment trust certificates. The Adviser expects that other asset-backed securities (unrelated to mortgage loans) will be offered to investors in the future. Several types of asset-backed securities already exist, including, for example, "Certificates for Automobile Receivables" or "CARS" ("CARS"). CARS represent undivided fractional interests in a trust whose assets consist of a pool of motor vehicle retail installment sales contracts and security interests in the vehicles securing the contracts. Payments of principal and interest on CARS are passed-through monthly to certificate holders, and are guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the trustee or originator of the CARS trust. An investor's return on CARS may be affected by early prepayment of principal on the underlying vehicle sales contracts. If the letter of credit is exhausted, the CARS trust may be prevented from realizing the full amount due on a sales contract because of state law requirements and restrictions relating to foreclosure sales of vehicles and the obtaining of deficiency judgments following such sales or because of depreciation, damage or loss of a vehicle, the application of federal and state bankruptcy and insolvency laws, the failure of servicers to take appropriate steps to perfect the CARS trust's rights in the underlying loans and the servicer's sale of such loans to bona fide purchasers, giving rise to interests in such loans superior to those of the CARS trust, or other factors. As a result, certificate holders may experience delays in payments or losses if the letter of credit is exhausted. The Portfolio also may invest in other types of asset-backed securities. In the selection of other asset-backed securities, the Adviser will attempt to assess the liquidity of the security giving consideration to the nature of the security, the frequency of trading in the security, the number of dealers making a market in the security and the overall nature of the marketplace for the security.

         Structured Products. The Portfolio may invest in interests in entities organized and operated solely for the purpose of restructuring the investment characteristics of certain other investments. This type of restructuring involves the deposit with or purchase by an entity, such as a corporation or trust, or specified instruments (such as commercial bank loans) and the issuance by that entity of one or more classes of securities ("structured products") backed by, or representing interests in, the underlying instruments. The cash flow on the underlying instruments may be apportioned among the newly issued structured products to create securities with different investment characteristics such as varying maturities, payment priorities and interest rate provisions, and the extent of the payments made with respect to structured products is dependent on the extent of the cash flow on the underlying instruments. The Portfolio may invest in structured products that represent derived investment positions based on relationships among difference markets or asset classes.

         The Portfolio may also invest in other types of structured products, including, among others, inverse floaters, spread trades and notes linked by a formula to the price of an underlying instrument. Inverse floaters have coupon rates that vary inversely at a multiple of a designated floating rate (which typically is determined by reference to an index rate, but may also be determined through a dutch auction or a remarketing agent or by reference to another security) (the "reference rate"). As an example, inverse floaters may constitute a class of CMOs with a coupon rate that moves inversely to a designated index, such as LIBOR (London Interbank Offered Rate) or the Cost of Funds Index. Any rise in the reference rate of an inverse floater (as a consequence of an increase in interest rates) causes a drop in the coupon rate while any drop in the reference rate of an inverse floater causes an increase in the coupon rate. A spread trade is an investment position relating to a difference in the prices or interest rates of two securities where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities. When the Portfolio invests in notes linked to the price of an underlying instrument, the price of the underlying security is determined by a multiple (based on a formula) of the price of such underlying security. A structured product may be considered to be leveraged to the extent its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. Because they are linked to their underlying markets or securities, investments in structured products generally are subject to greater volatility than an investment directly in the underlying market or security. Total return on the structured product is derived by linking return to one or more characteristics of the underlying instrument. Because certain structured products of the type in which the Portfolio may invest may involve no credit enhancement, the credit risk of those structured products generally would be equivalent to that of the underlying instruments. The Portfolio may invest in a class of structured products that is either subordinated or unsubordinated to the right of payment of another class. Subordinated structured products typically have higher yields and present greater risks than unsubordinated structured products. Although the Portfolio's purchase of subordinated structured products would have similar economic effect to that of borrowing against the underlying securities, the purchase will not be deemed to be leverage for purposes of the Portfolio's fundamental investment limitation related to borrowing and leverage.

         Certain issuers of structured products may be deemed to be "investment companies" as defined in the 1940 Act. As a result, the Portfolio's investments in these structured products may be limited by the restrictions contained in the 1940 Act. Structured products are typically sold in private placement transactions and there currently is no active trading market for structured products. As a result, certain structured products in which the Portfolio invests may be deemed illiquid and subject to its limitation on illiquid investments.

         Investments in structured products generally are subject to greater volatility than an investment directly in the underlying market or security.

ADDITIONAL RESTRICTIONS ON THE USE OF FUTURES AND OPTIONS CONTRACTS.

         The Portfolio is not a "commodity pool" (i.e., a pooled investment vehicle which trades in commodity futures contracts and options thereon and the operator of which is registered with the CFTC and futures contracts and futures options will be purchased, sold or entered into only for bona fide hedging purposes, provided that the Portfolio may enter into such transactions for purposes other than bona fide hedging if, immediately thereafter, the sum of the amount of its initial margin and premiums on open contracts and options would not exceed 5% of the liquidation value of the Portfolio's portfolio, provided, further, that, in the case of an option that is in-the-money, the in-the-money amount may be excluded in calculating the 5% limitation.

         When the Portfolio purchases a futures contract, an amount of cash or cash equivalents or high quality debt securities will be deposited in a segregated account with the Portfolio's custodian or sub-custodian so that the amount so segregated, plus the initial deposit and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged.

INVESTMENT RESTRICTIONS.

         The Portfolio has adopted the following investment restrictions which may not be changed without approval by a "majority of the outstanding shares" of the Portfolio which, as used herein, means the vote of the lesser of (i) 67% or more of the total beneficial interests of a Portfolio present at a meeting, if the holders of more than 50% of the outstanding total beneficial interests of a Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding total beneficial interests of a Portfolio.

         Except as otherwise indicated herein, the Portfolio is not subject to any percentage limits with respect to the practices described below.

         Except for the investment policies designated as fundamental herein, the Portfolio's investment policies are not fundamental. In the event of a change in the Portfolio's investment objective where the investment objective is not fundamental, shareholders will be given at least 30 days' written notice prior to such a change.

         The Portfolio may not:

         (1) borrow money, except that the Portfolio may borrow money for temporary or emergency purposes, or by engaging in reverse repurchase transactions, in an amount not exceeding 33-1/3% of the value of its total assets at the time when the loan is made and may pledge, mortgage or hypothecate no more than 1/3 of its net assets to secure such borrowings. Any borrowings representing more than 5% of the Portfolio's total assets must be repaid before the Portfolio may make additional investments;

         (2) make loans to other persons, in accordance with the Portfolio's investment objectives and policies and to the extent permitted by applicable law [except that the Portfolio may: (i) purchase and hold debt instruments (including without limitation, bonds, notes, debentures or other obligations and certificates of deposit, bankers' acceptances and fixed time deposits) in accordance with its investment objectives and policies; (ii) enter into repurchase agreements with respect to portfolio securities; and (iii) lend portfolio securities with a value not in excess of one-third of the value of its total assets];

         (3) purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, or repurchase agreements secured thereby) if, as a result, more than 25% of the Portfolio's total assets would be invested in the securities of companies whose principal business activities are in the same industry. Notwithstanding the foregoing, with respect to the Portfolio's permissible futures and options transactions in U.S. Government securities, positions in such options and futures shall not be subject to this restriction;

         (4) purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments but this shall not prevent the Portfolio from (i) purchasing or selling options and futures contracts or from investing in securities or other instruments backed by physical commodities or (ii) engaging in forward purchases or sales of foreign currencies or securities;

         (5) purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business). Investments by the Portfolio in securities backed by mortgages on real estate or in marketable securities of companies engaged in such activities are not hereby precluded;

         (6) issue any senior security (as defined in the 1940 Act), except that (i) the Portfolio may engage in transactions that may result in the issuance of senior securities to the extent permitted under applicable regulations and interpretations of the 1940 Act or an exemptive order; (ii) the Portfolio may acquire other securities, the acquisition of which may result in the issuance of a senior security, to the extent permitted under applicable regulations or interpretations of the 1940 Act; and (iii) subject to the restrictions set forth above, the Portfolio may borrow money as authorized by the 1940 Act. For purposes of this restriction, collateral arrangements with respect to permissible options and futures transactions, including deposits of initial and variation margin, are not considered to be the issuance of a senior security; or

         (7) underwrite securities issued by other persons except insofar as the Portfolio may technically be deemed to be an underwriter under the Securities Act of 1933 in selling a portfolio security.

     In addition, the Portfolio is subject to the following nonfundamental restrictions which may be changed without investor approval:

         (1) The Portfolio may not, with respect to 50% of its assets, hold more than 10% of the outstanding voting securities of any issuer.

         (2) The Portfolio may not make short sales of securities, other than short sales "against the box," or purchase securities on margin except for short-term credits necessary for clearance of portfolio transactions, provided that this restriction will not be applied to limit the use of options, futures contracts and related options, in the manner otherwise permitted by the investment restrictions, policies and investment program of the Portfolio. The Portfolio does not have the current intention of making short sales against the box.

         (3) The Portfolio may not purchase or sell interests in oil, gas or mineral leases.

         (4) The Portfolio may not invest more than 15% of its net assets in illiquid securities.

         (5) The Portfolio may not write, purchase or sell any put or call option or any combination thereof, provided that this shall not prevent (i) the writing, purchasing or selling of puts, calls or combinations thereof with respect to portfolio securities or (ii) with respect to the Portfolio's permissible futures and options transactions, the writing, purchasing, ownership, holding or selling of futures and options positions or of puts, calls or combinations thereof with respect to futures.

         (6) Except as specified above, the Portfolio may invest in securities of other investment companies, to the extent permitted by applicable federal securities law; provided, however, that a Mauritius holding Company (a "Mauritius Portfolio Company") will not be considered an investment company for this purpose.

         In order to permit the sale of its beneficial interests in certain states and foreign countries, the Portfolio may make commitments more restrictive than the investment policies and limitations described above and in Part A. Should the Portfolio determine that any such commitment is no longer in its best interests, it will revoke the commitment by terminating sales of its beneficial interests in the state or country involved. In order to comply with certain regulatory policies, as a matter of operating policy, the Portfolio will not: (i) borrow money in an amount which would cause, at the time of such borrowing, the aggregate amount of borrowing by the Portfolio to exceed 10% of the value of the Portfolio's total assets, (ii) invest more than 10% of its total assets in the securities of any one issuer (other than obligations of the U.S. government, its agencies and instrumentalities), (iii) acquire more than 10% of the outstanding shares of any issuer and may not acquire more than 15% of the outstanding shares of any issuer together with other mutual funds managed by an affiliate of J.P. Morgan Chase & Co., (iv) invest more than 10% of its total assets in the securities of other investment companies, except as they might be acquired as part of a merger, consolidation or acquisition of assets, (v) invest more than 15% of its net assets in illiquid securities (which include securities restricted as to resale unless they are determined to be readily marketable in accordance with the procedures established by the Board of Trustees), (vi) grant privileges to purchase shares of the Portfolio to investors by issuing warrants, subscription rights or options, or other similar rights or (vii) sell, purchase or loan securities (excluding beneficial interests in the Portfolio) or grant or receive a loan or loans to or from the Adviser, corporate and domiciliary agent, or paying agent, the distributors and the authorized agents or any of their directors, officers or employees or any of their major shareholders (meaning a shareholder who holds, in his own or other name (as well as a nominee's name), more than 10% of the total issued and outstanding shares of stock of such company) acting as principal, or for their own account, unless the transaction is made within the other restrictions set forth above and either (a) at a price determined by current publicly available quotations, or (b) at competitive prices or interest rates prevailing from time to time on internationally recognized securities markets or internationally recognized money markets.

         If a percentage or rating restriction on investment or use of assets set forth herein or in Part A is adhered to at the time a transaction is effected, later changes in percentage resulting from any cause other than actions by the Portfolio will not be considered a violation. If the value of the Portfolio's holdings of illiquid securities at any time exceeds the percentage limitation applicable at the time of acquisition due to subsequent fluctuations in value or other reasons, the Board of Trustees will consider what actions, if any, are appropriate to maintain adequate liquidity.

ITEM 13. MANAGEMENT OF THE PORTFOLIO.


    The Trustees of the Portfolio, together with information regarding their positions with the Portfolio, principal occupations and other board memberships and affiliations, are shown below. The contact address for each of the Trustees is 522 Fifth Avenue, New York, NY 10036.



                                                                        NUMBER OF
                                                                      PORTFOLIOS IN
NAME (AGE);                                                           FUND COMPLEX(1)
POSITIONS WITH                          PRINCIPAL OCCUPATIONS          OVERSEEN BY         OTHER DIRECTORSHIPS HELD
THE PORTFOLIO (SINCE)                    DURING PAST 5 YEARS             TRUSTEE            OUTSIDE FUND COMPLEX(1)
---------------------              -------------------------------    ---------------   -------------------------------
INDEPENDENT TRUSTEES
William J. Armstrong (60);         Retired; Vice-President &                77          None
  Trustee (1996)                   Treasurer of Ingersoll-Rand
                                   Company

Roland E. Eppley, Jr. (69);        Retired                                  77          Trustee of Janel
  Trustee (1996)                                                                        Hydraulics, Inc.
                                                                                        (1993-Present)

Ann Maynard Gray (56); Trustee     Retired; Vice-President of               77          Director of Duke Energy
  (2001)                           Capital Cities/ABC, Inc.                             Corporation (1997-Present);
                                   (1986-1998); President of                            Director of Elan Corporation, plc
                                   Diversified Publishing Group                         (2001-Present); Director of
                                   (1991-1997)                                          The Phoenix Companies (2002)

Matthew Healey (63); Trustee and   Retired; Chief Executive                 77          None
  President of the Board of        Officer of certain trust in
  Trustees (2001)                  J.P. Morgan funds (1982-2001)

Fergus Reid, III (69); Chairman    Chairman & Chief Executive               77          Trustee of Morgan Stanley Funds
  of the Board (1996)              Officer of Lumelite Corporation                      (1995-Present)

James J. Schonbachler (59);        Retired; Managing Director of            77          Director of Jonathans Landing
  Trustee (2001)                   Bankers Trust Company                                Golf Club, Inc. (2001-Present)
                                   (financial services)
                                   (1968-1998); Group Head and
                                   Director of Bankers Trust,
                                   A.G., Zurich and BT Brokerage
                                   Corp. (financial services)

INTERESTED TRUSTEES
Leonard M. Spalding (66);          Retired; Chief Executive                 77         Director of Greenview Trust Co.
  Trustee (1998)*                  Officer of Chase Mutual Funds
                                   (1989-1998); President & Chief
                                   Executive Officer of Vista
                                   Capital Management (investment
                                   management); Chief Investment
                                   Executive of Chase Manhattan
                                   Private Bank (investment
                                   management)

H. Richard Vartabedian (66),       Chairman of HSBC Asset Management        77          None
  Trustee (1998)*                  Americas Inc. and Executive Vice
                                   President of HSBC Bank USA (financial
                                   services); Investment Management
                                   Consultant, Republic National Bank
                                   (1994-1999)



                  (1)   A Fund Complex means two or more investment companies that hold themselves out to investors as related companies for
                        purposes of investment and investment services, or have a
                        common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other investment companies. The JPMorgan Fund Complex
                        for which the Trustees will serve includes 10 investment
                        companies.
                    *   Mr. Spalding is deemed to be an interested person due
                        to his ownership of J.P. Morgan Chase & Co. stock.
                   **   Mr. Vartabedian is deemed to be an interested person
                        due to his affiliation with HSBC Asset Management
                        Americas Inc., affiliates of which engage in portfolio
                        and principal transactions with various JPMorgan Funds
                        and certain other accounts managed by the adviser and
                        its affiliates.



    Each Trustee is elected to serve for an indefinite term. The Trustees decide upon general policies and are responsible for overseeing the
Portfolio's business affairs. The Board of Trustees presently has Audit, Valuation, Investment, and Governance Committees. The members of the Audit Committee are Messrs. Armstrong (Chairman), Eppley and Reid and Ms. Gray. The function of the Audit Committee is to recommend independent auditors and
monitor accounting and financial matters. The Audit Committee met      times
during the year ended December 31, 2001. The members of the Valuation
Committee are Messrs. Healey (Chairman), Spalding, Schonbachler and
Armstrong. The function of the Valuation Committee is to oversee the fair value of the Portfolio's portfolio securities as necessary. The Valuation Committee did not meet during the year ended December 31, 2001. The members of the Investment Committee are Messrs. Spalding (Chairman), Vartabedian and Healey and Ms. Gray. The
function of the Investment Committee is to oversee the Adviser's investment program. The Investment Committee met once during the year ended December
31, 2001. The members of the Governance Committee as of April 17, 2002 are Messrs. Reid (Chairman), Schonbachler and Eppley. The function of the Governance Committee is to nominate trustees for the Board to consider and to address Trustee compensation issues. The Governance Committee will consider nominees recommended by shareholders but has no procedures currently in place for doing
such. The Governance Committee met      during the year ended December 31,
2001.

    The following table shows the dollar range of each Trustee's beneficial ownership of equity securities as of December 31, 2001 in the Portfolio and each Trustee's aggregate ownership in any funds that the Trustee oversees in the family of investment companies:




                                                                       AGGREGATE OWNERSHIP OF ALL REGISTERED
                                           OWNERSHIP OF              INVESTMENT COMPANIES OVERSEEN BY TRUSTEE
NAME OF TRUSTEE                              PORTFOLIO                 IN FAMILY OF INVESTMENT COMPANIES(1)
---------------                       ------------------------       ------------------------------------------
INDEPENDENT TRUSTEES
William J. Armstrong                            None                               Over $100,000
Roland E. Eppley, Jr.                           None                               Over $100,000
Ann Maynard Gray                                None                            $10,000--$50,000
Matt Healey                                     None                               Over $100,000
Fergus Reid, III                                None                               Over $100,000
James J. Schonbachler                           None                           $50,000--$100,000

INTERESTED TRUSTEES
Leonard M. Spalding                             None                               Over $100,000
H. Richard Vartabedian                          None                               Over $100,000



   As of December 31, 2001, none of the independent Trustees or their immediate family members owned securities of the Adviser or the Distributor or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Adviser or the Distributor.

         Set forth below is information regarding compensation paid or accrued during the calendar year ended December 31, 2001 for each Trustee of the
Portfolio:


                                                                     PENSION OR
                                                 COMPENSATION        RETIREMENT
                                                 PAID BY             BENEFITS         TOTAL
                                                 GROWTH AND          ACCRUED BY       COMPENSATION
                                                 INCOME              THE FUND         FROM FUND
                                                 PORTFOLIO           COMPLEX*         COMPLEX
                                                 ------------        -----------      ------------
INDEPENDENT TRUSTEES
William J. Armstrong, Trustee                       $1,305              $30,616          $106,500
Ronald R. Eppley, Jr., Trustee                      $1,321              $44,137          $107,500
Ann Maynard Gray, Trustee                            $420                  N/A           $100,000
Matthew Healey, Trustee and President of
  the Board of Trustees (2)                          $560                  N/A           $116,665
Fergus Reid, III, Trustee and Chairman of
  the Board of Trustees                             $3,018              $85,527          $240,415
James J. Schonbachler, Trustee                       $420                  N/A           $100,000

INTERESTED TRUSTEES
Leonard M. Spalding, Jr., Trustee                     $63               $27,891          $102,000
H. Richard Vartabedian, Trustee                     $1,928              $66,879          $153,865


---------------------


                    *   On February 22, 2001, the Board of Trustees voted to
                        terminate the Retirement Plan for Eligible Trustees.
                  (1)   A Family of Investment Companies means any two or more
                        registered investment companies that share the same
                        investment adviser or principal underwriter and hold
                        themselves out to investors as related companies for
                        purposes of investment and investor services. The Family
                        of Investment Companies for which the Trustees serve
                        includes          investment companies.
                  (2)   Pierpont Group, Inc., which provided services to the former
                        J.P. Morgan Funds, paid Mr. Healey, in his role as Chairman of Pierpont Group, Inc., compensation in the amount of
                        $115,500, contributed $17,300 to a defined contribution plan on his behalf and paid $5,000 in insurance premiums for his benefit.



         The Trustees of the former Chase Vista Funds instituted a Retirement Plan for Eligible Trustees (the "Plan") pursuant to which each Trustee (who is not an employee of the former Chase Vista Funds' adviser, administrator or distributor or any of their affiliates) may be entitled to certain benefits upon retirement from the board of trustees. Pursuant to the Plan, the normal retirement date was the date on which the eligible Trustee attained age 65 and completed at least five years of continuous service with one or more of the investment companies advised by the adviser of certain former Chase Vista Funds and its affiliates (collectively, the "Covered Funds"). Each Eligible Trustee was entitled to receive from the Covered Funds an annual benefit commencing on the first day of the calendar quarter coincident with or following his date of retirement equal to the sum of (1) 8% of the highest annual compensation received from the Covered Funds multiplied by the number of such Trustee's years of service (not in excess of 10 years) completed with respect to any Covered Funds and (2) 4% of the highest annual compensation received from the Covered Funds for each year of service in excess of 10 years, provided that no Trustee's annual benefit would exceed the highest annual compensation received by that Trustee from the Covered Funds. Such benefit was payable to each eligible Trustee in monthly installments for the life of the Trustee. On February 22, 2001, the Board of Trustees voted to terminate the Plan and in furtherance of this determination agreed to pay eligible Trustees an amount equal, in the aggregate, to $10.95 million, of which $5.3 million had been previously accrued by the Covered Funds. The remaining $5.65 million was reimbursed by Chase. Messrs. Armstrong, Eppley, Reid, Spalding and Vartabedian received $1,027,673, $800,600, $2,249,437, $463,798 and $1,076,927, respectively, in connection with the termination. Each nominee has elected to defer receipt of such amount pursuant to the Deferred Compensation Plan for Eligible Trustees.

         The Trustees instituted a Deferred Compensation Plan for Eligible Trustees (the "Deferred Compensation Plan") pursuant to which each Trustee (who is not an employee of any of the Funds, the Adviser, the Administrator or Distributor or any of their affiliates) may enter into agreements with the Funds whereby payment of the Trustees' fees are deferred until the payment date elected by the Trustee (or the Trustee's termination of service). The deferred amounts are deemed invested in shares of funds as elected by the Trustee at the time of deferral. If a deferring Trustee dies prior to the distribution of amounts held in the deferral account, the balance of the deferral account will be distributed to the Trustee's designated beneficiary in a single lump sum payment as soon as practicable after such deferring Trustee's death. Messrs. Armstrong, Eppley, Reid, Spalding and Vartabedian are the only Trustees who have elected to defer compensation under such plan.


OFFICERS.

         The Trust's executive officers (listed below), other than the officers who are employees of the Adviser or one of its affiliates, are provided and compensated by J.P Morgan Fund Distributors, Inc. a subsidiary of The BISYS Group, Inc. The officers conduct and supervise the business operations of the Trust. The Trust has no employees.

         The officers of the Trust, their principal occupations during the past five years and dates of birth are set forth below. The business address of each of the officers unless otherwise noted is 522 Fifth Avenue, New York, New York, 10036.


            NAME (AGE),
        POSITIONS HELD WITH              PRINCIPAL OCCUPATIONS
       THE PORTFOLIO (SINCE)              DURING PAST 5 YEARS
-----------------------------------  ------------------------------
George Gatch (39),                   Managing Director, J.P. Morgan
President (2001)                     Investment Management Inc. and
                                     J.P. Morgan Fleming Asset
                                     Management (USA) Inc.; Head of
                                     J.P. Morgan Fleming's U.S.
                                     Mutual Funds and Financial
                                     Intermediaries Business; he
                                     has held numerous positions
                                     throughout the firm in
                                     business management, marketing
                                     and sales.

David Wezdenko (38),                 Vice President, J.P. Morgan
Treasurer (2001)                     Investment Management Inc. and
                                     J.P. Morgan Fleming Asset
                                     Management (USA) Inc.; Chief
                                     Operating Officer for J.P.
                                     Morgan Fleming's U.S. Mutual
                                     Funds and Financial
                                     Intermediaries Business; since
                                     joining J.P. Morgan Chase in
                                     1996, he has held numerous
                                     financial and operation
                                     related positions supporting
                                     the J.P. Morgan pooling funds
                                     business.

            NAME (AGE),
        POSITIONS HELD WITH              PRINCIPAL OCCUPATIONS
       THE PORTFOLIO (SINCE)              DURING PAST 5 YEARS
-----------------------------------  ------------------------------
Sharon Weinberg (42),                Vice President, J.P. Morgan
Secretary (2001)                     Investment Management Inc. and
                                     J.P. Morgan Fleming Asset
                                     Management (USA) Inc.; Head of
                                     Business and Product Strategy
                                     for J.P. Morgan Fleming's U.S.
                                     Mutual Funds and Financial
                                     Intermediaries Business; since
                                     joining J.P. Morgan Chase in
                                     1996, she has held numerous
                                     positions throughout the
                                     asset management business in
                                     mutual funds marketing, legal
                                     and product development.

Michael Moran (32),                  Vice President, J.P. Morgan
Vice President (2001)                Investment Management Inc. and
                                     J.P. Morgan Fleming Asset
                                     Management (USA) Inc.; Chief
                                     Financial Officer of J.P.
                                     Morgan Fleming's U.S. Mutual
                                     Funds and Financial
                                     Intermediaries Business

Stephen Ungerman (48),               Vice President, J.P. Morgan
Vice President and Assistant         Investment Management Inc. and
Treasurer (2001)                     J.P. Morgan Fleming Asset
                                     Management (USA) Inc.; Head of
                                     the Fund Service Group within
                                     Fund Administration; prior to
                                     joining J.P. Morgan Chase in
                                     2000, he held a number of
                                     senior management positions in
                                     Prudential Insurance Co. of
                                     America's asset management
                                     business, including Assistant
                                     General counsel, Tax Director,
                                     and Co-head of Fund
                                     Administration Department; Mr.
                                     Ungerman was also the
                                     Assistant Treasurer of all
                                     mutual funds managed by
                                     Prudential.

Judy R. Bartlett (36),               Vice President and Assistant
Vice President and Assistant         General Counsel, J.P. Morgan
Secretary (2001)                     Investment Management Inc. and
                                     J.P. Morgan Fleming Asset
                                     Management (USA) Inc., since
                                     September 2000; from August
                                     1998 through August 2000, Ms.
                                     Bartlett was an attorney at
                                     New York Life Insurance
                                     Company where she served as
                                     Assistant Secretary for the
                                     Mainstay Funds; from October
                                     1995 through July 1998, Ms.
                                     Bartlett was an associate at
                                     the law firm of Willkie Farr &
                                     Gallagher.

Joseph J. Bertini (36),              Vice President and Assistant
Vice President and Assistant         General Counsel, J.P. Morgan
Secretary (2001)                     Investment Management Inc. and
                                     J.P. Morgan Fleming Asset
                                     Management (USA) Inc.; prior
                                     to October of 1997, he was an
                                     attorney in the Mutual Fund
                                     Group at SunAmerica Asset
                                     Management Inc.


                                      B-24

Paul M. DeRusso (47),                Vice President, J.P. Morgan
Assistant Treasurer (2001)           Investment Management Inc. and
                                     J.P. Morgan Fleming Asset
                                     Management (USA) Inc.; Manager
                                     of the Budgeting and Expense
                                     Group of Funds Administration
                                     Group.

Lai Ming Fung (27),                  Associate, J.P. Morgan
Assistant Treasurer (2001)           Investment Management Inc. and
                                     J.P. Morgan Fleming Asset
                                     Management (USA) Inc.;
                                     Budgeting Analyst for the
                                     Budgeting and Expense Group of
                                     Funds Administration Group.

Mary Squires (47),                   Vice President, J.P. Morgan
Assistant Treasurer (2001)           Investment Management Inc. and
                                     J.P. Morgan Fleming Asset
                                     Management (USA) Inc.;
                                     Ms. Squires has held numerous
                                     financial and operations
                                     positions supporting the J.P.
                                     Morgan Chase organization
                                     complex.

Nimish S. Bhatt (38),                Senior Vice President of the
Assistant Treasurer (2001)*          Fund Administration and
                                     Financial Services of BISYS
                                     Investment Services, Inc.,
                                     since November 2000; various
                                     positions held within BISYS
                                     prior to since 1996, including
                                     Vice President and Director of
                                     International Operation, Vice
                                     President of Financial
                                     Administration and Vice
                                     President of Tax.

Arthur A. Jensen (35),               Vice President of Financial
Assistant Treasurer (2001)*          Services of BISYS Investment
                                     Services, Inc., since June
                                     2001; formerly Section Manager
                                     at Northern Trust Company and
                                     Accounting Supervisor at
                                     Allstate Insurance Company.

Martin R. Dean (38),                 Vice President of
Assistant Treasurer (2001)*          Administration Services of
                                     BISYS Investment Services,
                                     Inc.

            NAME (AGE),
        POSITIONS HELD WITH              PRINCIPAL OCCUPATIONS
       THE PORTFOLIO (SINCE)              DURING PAST 5 YEARS
-----------------------------------  ------------------------------
Alaina Metz (34),                    Chief Administrative Officer
Assistant Secretary (2001)*          of BISYS Fund Services, Inc.;
                                     formerly, Supervisor of the
                                     Blue Sky Department of
                                     Alliance Capital Management
                                     L.P.

Lisa Hurley (46),                    Executive Vice President and
Assistant Secretary (2001)**         General Counsel of BISYS Fund
                                     Services, Inc.; formerly
                                     Counsel to Moore Capital
                                     Management and General Counsel
                                     to Global Asset Management and
                                     Northstar Investments
                                     Management.



  * The contact address for the officer is Stelzer Road, Columbus, OH 43219. ** The contact address for the officer is 90 Park Avenue, New York, NY 10016.

CODES OF ETHICS.

         The Trust and the Adviser have adopted codes of ethics pursuant to Rule 17j-1 under the 1940 Act. Each of these codes permits personnel subject to such code to invest in securities, including securities that may be purchased or held by the Portfolio. Such purchases, however, are subject to procedures reasonably necessary to prevent access persons from engaging in any unlawful conduct set forth in Rule 17j-1.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of January 31, 2002, the Growth and Income Fund owned approximately 94.28% of the value of the outstanding interests in the Portfolio. Because the Growth and Income Fund controls the Portfolio, the Growth and Income Fund may take actions without the approval of any other investor.

         The Growth and Income Fund has informed the Portfolio that whenever it is requested to vote on any proposal of the Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. The other investors in the Portfolio follow the same or a similar practice.

         As of March 31, 2002, the Trustees and officers as a group owned less than 1% of the Portfolio's outstanding interests.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

INVESTMENT ADVISER.

         J.P. Morgan Fleming Asset Management (USA) Inc. ("JPMFAM (USA)"), acts as investment adviser to the Portfolio pursuant to an investment advisory agreement (the "Advisory Agreement"). Subject to such policies as the Board of Trustees may determine, JPMFAM (USA) is responsible for investment decisions for the Portfolio. Pursuant to the terms of the Advisory Agreement, JPMFAM (USA) provides the Portfolio with such investment advice and supervision as it deems necessary for the proper supervision of the Portfolio's investments. The Adviser continuously provides investment programs and determines from time to time what securities shall be purchased, sold or exchanged and what portion of the Portfolio's assets shall be held uninvested. The Adviser furnishes, at its own expense, all services, facilities and personnel necessary in connection with managing the investments and effecting portfolio transactions for the Portfolio. The Advisory Agreement will continue in effect from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of a Portfolio's outstanding voting securities and by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on such Advisory Agreement.

         Prior to February 28, 2001 the investment adviser was The Chase Manhattan Bank ("Chase Bank"). The sub-adviser was Chase Fleming Asset Management (USA) Inc.

      The Portfolio's Board of Trustees, including the Board members who are not "interested persons" (as defined in the 1940 Act) of any party to the advisory agreement or its affiliates, has approved the advisory agreement for the Portfolio.

         As part of its review of the investment advisory arrangements for the Portfolio, the Board of Trustees has requested that the Adviser prepare on a regular basis information regarding the performance of the Portfolio, its performance peers and benchmarks and analyses by the Adviser of the Portfolio's performance. The members of the Adviser's investment staff meet with the Board of Trustees to discuss this information and their intentions with regard to the management of the Portfolio. The Adviser also periodically provides comparative information regarding the Portfolio's expense ratios and those of the peer groups. In addition, in preparation for its annual approval meeting, the Board of Trustees requests and reviews, with the assistance of its legal counsel, materials from the Adviser regarding comparative fees, expenses, performance and profitability information pertaining to the relationship of the Adviser and the Portfolio.

         In approving the Advisory Agreement, the Board of Trustees of the Funds considered the nature, quality and scope of the operations and services provided by the Adviser to the Portfolio, including their knowledge of the Adviser's investment staff and executive personnel and the overall reputation and capabilities of the Adviser and its affiliates. The Board of Trustees also considered comparative fee information concerning other investment companies with similar investment objectives and policies. The Portfolio's Board of Trustees compared the terms of the Portfolio's advisory arrangements and similar arrangements by other investment companies, particularly with regard to levels of advisory fees relative to its peer group. The Board also examined the benefits to the Adviser and its affiliates of their relationship with the Portfolio. Specifically, the Board analyzed the benefits that accrued to the Adviser and its affiliates as a result of the fact that affiliates of the Adviser act as custodian, administrator and shareholder servicing agent for the Portfolio, and receive fees from the Portfolio for acting in such capacities. The Board of Trustees also analyzed the information provided by the Adviser regarding the profitability to the Adviser of its relationship with the Portfolio. Profitability information is not audited and represents the Adviser's determination of its and its affiliates revenues from the contractual services provided to the Portfolio, less expenses of providing such services. Expenses include direct and indirect costs and are calculated using an allocation methodology developed by the Adviser. In addition, the Board compared overall expense ratios (both pre- and post-expense reimbursement by the Adviser) for the Portfolio relative to its peer group. The Board of Trustees also considered the performance of the Portfolio and the intention of the Adviser with regard to management of the Portfolio, including the commitment of the Adviser to provide high quality services to the Portfolio, whether there were any conditions likely to affect the ability of the Adviser to provide such services, and its ability to retain and attract qualified personnel to manage the Portfolio.

         In reaching their decision to approve the Advisory Agreement, the Board of Trustees did not identify any single factor as being of paramount importance. Based on its evaluation of the information reviewed and after due consideration, the Board of Trustees concluded that the current advisory agreement enabled the Portfolio to obtain high-quality services at costs that it deemed appropriate and reasonable and that approval of the agreement was in the best interest of the Portfolio and its shareholders.

         Under the Advisory Agreement, the Adviser may utilize the specialized portfolio skills of all its various affiliates, thereby providing the Portfolio with greater opportunities and flexibility in accessing investment expertise.

         Pursuant to the terms of the Advisory Agreement, the Adviser is permitted to render services to others. The Advisory Agreement is terminable without penalty by the Portfolio on not more than 60 days', nor less than 30 days', written notice when authorized either by a majority vote of the Portfolio's investors or by a vote of a majority of the Board of Trustees of the Portfolio, or by the Adviser on not more than 60 days', nor less than 30 days', written notice, and will automatically terminate in the event of its "assignment" (as defined in the 1940 Act). The Advisory Agreement provides that the Adviser under such agreement shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder.


         In the event the operating expenses of the Portfolio, including all investment advisory, administration fees, but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, for any fiscal year exceed the most restrictive expense limitation applicable to the Portfolio imposed by the securities laws or regulations thereunder of any state in which the beneficial interests of the Portfolio are qualified for sale, as such limitations may be raised or lowered from time to time, the Adviser shall reduce its advisory fee (which fee is described below) to the extent of its share of such excess expenses. The amount of any such reduction to be borne by the Adviser shall be deducted from the monthly advisory fee otherwise payable with respect to the Portfolio during such fiscal year; and if such amounts should exceed the monthly fee, the Adviser shall pay to the Portfolio its share of such excess expenses no later than the last day of the first month of the next succeeding fiscal year.

         JPMFAM (USA) is a wholly-owned subsidiary of J.P. Morgan Chase, a registered bank holding company. Also included among JPMFAM (USA) accounts are commingled trust funds and a broad spectrum of individual trust and investment management portfolios. These accounts have varying investment objectives. JPMFAM
(USA) is located at 522 Fifth Avenue, New York, New York 10036.

         For the fiscal years ended October 31, 1999, 2000, 2001, and the fiscal period November 1, 2001 through December 31, 2001 the Adviser (or one of its predecessors, as applicable) was paid or accrued the following investment advisory fees with respect to the Portfolio and voluntarily waived the amounts in parentheses following such fees with respect to each such period (In Thousands):






                                                        FISCAL YEAR-ENDED OCTOBER 31,               FISCAL PERIOD
                             ------------------------------------------------------------------    NOVEMBER 1, 2001
                                           1999             2000                  2001                  THROUGH
---------------------------  --------------------------------------- ----------  --------------    DECEMBER 31, 2001
FUND                         PAID/ACCRUED    WAIVED  PAID/ACCRUED  WAIVED  PAID/ACCRUED  WAIVED   PAID/ACCRUED  WAIVED
---------------------------- --------------  ------  ------------  ------  ------------  -------  ------------  ------
Growth and Income Portfolio     $11,409        N/A      $9,573       N/A      $7,466       N/A       $1,060        N/A


ADMINISTRATOR.

         Pursuant to an Administration Agreement (the "Administration Agreement"), JPMorgan Chase Bank serves as administrator of the Portfolio. JPMorgan Chase Bank was formed on November 10, 2001 from the merger of Chase Bank and Morgan Guaranty Trust Company of New York. JPMorgan Chase Bank provides certain administrative services to the Portfolio, including, among other responsibilities, coordinating the negotiation of contracts and fees with, and the monitoring of performance and billing of, the Portfolio's independent contractors and agents; preparation for signature by an officer of the Portfolio of all documents required to be filed for compliance by the Portfolio with applicable laws and regulations excluding those of the securities laws of various states; arranging for the computation of performance data, including net asset value and yield; responding to investor inquiries; and arranging for the maintenance of books and records of the Portfolio and providing, at its own expense, office facilities, equipment and personnel necessary to carry out its duties. The administrator does not have any responsibility or authority for the management of the Portfolio, the determination of investment policy, or for any matter pertaining to the distribution of beneficial interests.

         Under the Administration Agreement, JPMorgan Chase Bank is permitted to render administrative service to others. The Administration Agreement will continue in effect from year to year with respect to the Portfolio only if such continuance is specifically approved at least annually by the Board of Trustees of the Portfolio, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) or by vote of a majority of the Portfolio's outstanding voting securities. The Administration Agreement is terminable without penalty by the Portfolio on 60 days' written notice when authorized either by a majority vote of the Portfolio's investors or by vote of a majority of the Board of Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio or by JPMorgan Chase Bank on 60 days' written notice, and will automatically terminate in the event of its "assignment" (as defined in the 1940 Act). The Administration Agreement also provides that neither JPMorgan Chase Bank nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the administration of the Portfolio except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Administration Agreement.

         In addition, the Administration Agreement provides that, in the event the operating expenses of the Portfolio, including all investment advisory, administration and sub-administration fees, but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, for any fiscal year exceed the most restrictive expense limitation applicable to the Portfolio imposed by the securities laws or regulations thereunder of any state in which the beneficial interests of the Portfolio are qualified for sale, as such limitations may be raised or lowered from time to time, JPMorgan Chase Bank shall reduce its administration fee (which fee is described below) to the extent of its share of such excess expenses. The amount of any such reduction to be borne by JPMorgan Chase Bank shall be deducted from the monthly administration fee otherwise payable to JPMorgan Chase Bank during such fiscal year; and if such amounts should exceed the monthly fee, JPMorgan Chase Bank shall pay to the Portfolio its share of such excess expenses no later than the last day of the first month of the next succeeding fiscal year.

         In consideration of the services provided by JPMorgan Chase Bank pursuant to the Administration Agreement, JPMorgan Chase Bank receives from the Portfolio a pro rata portion of a fee computed daily and paid monthly at an annual rate equal to 0.15% on the first $25 billion of the average daily net assets of all non-money market funds in the JP Morgan Funds Complex plus 0.075% of the average daily net assets in excess of $25 billion. JPMorgan Chase Bank may voluntarily waive a portion of the fees payable to it with respect to the Portfolio on a month-to-month basis. JPMorgan Chase Bank may pay a portion of the fees it receives to BISYS Fund Services, L.P. for its services as the Portfolio's sub-administrator.

         For the fiscal years ended October 31, 1999, 2000 and 2001, JPMorgan Chase Bank (or one of its predecessors, as applicable) was paid or accrued the following administration fees and voluntarily waived the amounts in parentheses following such fees (In Thousands):



                                                                                                               FISCAL PERIOD
                                           FISCAL YEAR-ENDED OCTOBER 31,                                      NOVEMBER 1, 2001
----------------------------------------------------------------------------------------------------------        THROUGH
          FUND                 1999                            2000                           2001            DECEMBER 31, 2001
---------------------------------------------- ----------------------------------- -----------------------  ----------------------
                     PAID/ACCRUED     WAIVED       PAID/ACCRUED        WAIVED      PAID/ACCRUED    WAIVED    PAID/ACCRUED  WAIVED
                    --------------  ---------- ------------------- --------------- ------------   ---------  ------------  -------
Growth and
Income Portfolio        $1,426          --             $1,196             --          $993           --          $133        N/A

CUSTODIAN.

         Pursuant to a Custodian Agreement, JPMorgan Chase Bank acts as the custodian of the assets of the Portfolio and receives such compensation as is from time to time agreed upon by the Portfolio and JPMorgan Chase Bank. As custodian, JPMorgan Chase Bank provides oversight and record keeping for the assets held in the portfolio of the Portfolio. JPMorgan Chase Bank is located at 3 Metrotech Center, Brooklyn, NY 11245.

INDEPENDENT ACCOUNTANTS.

         PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, NY 10036, independent accounts of the Portfolio, provides the Portfolio with audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the SEC.

COUNSEL.

         Counsel to the Portfolio is Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

         Specific decisions to purchase or sell securities for the Portfolio are made by a portfolio manager who is an employee of the Adviser to such Portfolio and who is appointed and supervised by senior officers of the Adviser. Changes in the Portfolio's investments are reviewed by the Board of Trustees. The portfolio manager may serve other clients of the Adviser in a similar capacity.

         The frequency of the Portfolio's portfolio transactions--the portfolio turnover rate--will vary from year to year depending upon market conditions. A high turnover rate may increase transaction costs including brokerage commissions and dealer mark-ups and the possibility of taxable short-term gains. Therefore, the Adviser will weigh the added costs of short-term investment against anticipated gains. The Portfolio will engage in portfolio trading if the Adviser believes a transaction, net of costs (including custodian charges), will help it achieve its investment objectives. The Portfolio will apply this policy with respect to both the equity and debt portions of its portfolio. For the fiscal years ended October 31, 2000 and 2001, and for the fiscal period
November 1, 2001 through December 31, 2001, the Portfolio's portfolio turnover rate was 30%, 12% and 0%, respectively.

         Under the Advisory Agreement, the Adviser shall use its best efforts to seek to execute portfolio transactions at prices which, under the circumstances, result in total costs or proceeds being the most favorable to the Portfolio. In assessing the best overall terms available for any transaction, the Adviser considers all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the Adviser, and the reasonableness of the commissions, if any, both for the specific transaction and on a continuing basis. The Adviser is not required to obtain the lowest commission or the best net price for the Portfolio on any particular transaction, and is not required to execute any order in a fashion either preferential to the Portfolio relative to other accounts it manages or otherwise materially adverse to such other accounts.

         Debt securities are traded principally in the over-the-counter market through dealers acting on their own account and not as brokers. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the Adviser normally seeks to deal directly with the primary market makers unless, in its opinion, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees are available to the Adviser on the tender of the Portfolio's portfolio securities in so-called tender or exchange offers. Such soliciting dealer fees are in effect recaptured for the Portfolio by the Adviser. At present, no other recapture arrangements are in effect.

         Under the Advisory Agreement and as permitted by Section 28(e) of the Securities Exchange Act of 1934, the Adviser may cause the Portfolio to pay a broker-dealer that provides brokerage and research services to the Adviser, the Portfolio and/or other accounts for which they exercise investment discretion an amount of commission for effecting a securities transaction for the Portfolio in excess of the amount other broker-dealers would have charged for the transaction if they determine in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or their overall responsibilities to accounts over which they exercise investment discretion. Not all of such services are useful or of value in advising the Portfolio. The Adviser reports to the Board of Trustees regarding overall commissions paid by the Portfolio and their reasonableness in relation to the benefits to the Portfolio. The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or of purchasers or sellers of securities, furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts, and effecting securities transactions and performing functions incidental thereto such as clearance and settlement.

         Brokerage and research services received from such broker-dealers will be in addition to, and not in lieu of, the services required to be performed by the Adviser under the advisory agreements. The management fees that the Portfolio pays to the Adviser will not be reduced as a consequence of the Adviser's receipt of brokerage and research services. To the extent the Portfolio's portfolio transactions are used to obtain such services, the brokerage commissions paid by the Portfolio will exceed those that might otherwise be paid by an amount that cannot be presently determined. Such services generally would be useful and of value to the Adviser in serving one or more of its other clients and, conversely, such services obtained by the placement of brokerage business of other clients generally would be useful to the Adviser in carrying out its obligations to the Portfolio. While such services are not expected to reduce the expenses of the Adviser, the Adviser would, through use of the services, avoid the additional expenses that would be incurred if it should attempt to develop comparable information through its own staff.

         The management fees that the Portfolio pays to the Adviser will not be reduced as a consequence of the Adviser's receipt of brokerage and research services. To the extent the Portfolio's portfolio transactions are used to obtain such services, the brokerage commissions paid by the Portfolio will exceed those that might otherwise be paid by an amount that cannot be presently determined. Such services generally would be useful and of value to the Adviser in serving one or more of its other clients and, conversely, such services obtained by the placement of brokerage business of other clients generally would be useful to the Adviser in carrying out its obligations to the Portfolio. While such services are not expected to reduce the expenses of the Adviser, the Adviser would, through use of the services, avoid the additional expenses that would be incurred if it should attempt to develop comparable information through its own staffs.

         In certain instances, there may be securities that are suitable for the Portfolio as well as one or more of the Adviser's other clients. Investment decisions for the Portfolio and for other clients are made with a view to achieving their respective investment objectives. It may develop that the same investment decision is made for more than one client or that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When the Portfolio and one or more other clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. However, it is believed that the ability of the Portfolio to participate in volume transactions will generally produce better executions for the Portfolio.

         For the fiscal years ended October 31, 1999, 2000 and 2001, and for the fiscal period November 1, 2001 through December 31, 2001, the Portfolio paid brokerage commissions (in thousands) of $9,083, $2,401, $620 and $60 respectively.

         No portfolio transactions are executed with the Adviser, or with any affiliate of the Adviser, acting either as principal or as broker. Similarly, no securities transactions are executed with any person or entity which directly or indirectly controls a beneficial interest in the Portfolio equal to 20% or more of the net asset value of the Portfolio.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

         Under the Portfolio's Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

         The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to the amount of its investment) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

         The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trustees and officers will be indemnified by the Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

         The Portfolio will continue in existence until 20 years after the death of the last survivor of certain specified individuals listed in its Declaration of Trust, unless it is terminated on dissolved earlier in accordance with the provisions of that Declaration.

         The Portfolio will furnish to each of its investors at least annually as of the end of its fiscal year a report of operations containing a balance sheet and a statement of income prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Portfolio will also furnish to each of its investors at least semiannually an interim report of operations containing an unaudited balance sheet and an unaudited statement of income.


ITEM 18. PURCHASE, REDEMPTION AND PRICING.

         Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "Purchase of Securities" and "Redemption or Repurchase" in Part A.

         The Portfolio's portfolio securities and other assets are valued as follows:

         Equity securities are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ system for unlisted national market issues, or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities not reported on the NASDAQ system. Bonds and other fixed income securities (other than short-term obligations, but including listed issues) are valued on the basis of valuations furnished by a pricing service, the use of which has been approved by the Board of Trustees. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations which mature in 60 days or less are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees. Futures and option contracts that are traded on commodities or securities exchanges are normally valued at the settlement price on the exchange on which they are traded. Portfolio securities (other than short-term obligations) for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

         Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of discount (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest and discount accrued less amortization of premium.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day that the New York Stock Exchange is open for business. As of the close of regular trading on the

New York Stock Exchange on each such day (normally 4:00 p.m. Eastern time; however, options are priced at 4:15 p.m., Eastern time), the value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the following day the New York Stock Exchange is open for trading.

         The Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption by making payment in whole or in part in readily marketable securities chosen by the Portfolio and valued as they are for purposes of computing the Portfolio's net asset value (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in converting these securities into cash.

         The Portfolio will not redeem in kind except in circumstances in which the owner of a beneficial interest in the Portfolio is permitted to redeem in kind or unless requested by such owner.

ITEM 19. TAXATION OF THE PORTFOLIO.

         The Portfolio will be classified for federal income tax purposes as a partnership that will not be a "publicly traded partnership." As a result, the Portfolio will not be subject to federal income taxation. Instead, the investors in the Portfolio will take into account, in computing their federal income tax liability, their share of the Portfolio's income, gains, losses, deductions, credits and tax preference items for the taxable year of the Portfolio ending within or with the taxable year of the investor, without regard to whether they have received any cash distributions from the Portfolio. The Portfolio's taxable year end is October 31. The Portfolio is organized as a New York trust. The Portfolio is not subject to any income or franchise tax in the State of New York.

         Under current Internal Revenue Service ruling policy, for purposes of determining whether an investor in a Portfolio satisfies the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") the investor will be deemed to own a proportionate share of the Portfolio's assets and will be deemed to be entitled to a proportionate share of the Portfolio's income. The Portfolio intends to conduct its operations so as to enable investors to satisfy those requirements.

         Distributions received by investors in the Portfolio generally will not result in the investor's recognizing any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent that any cash distributed exceeds the investor's basis in its Portfolio interest prior to the distribution, (2) income or gain may be recognized if the distribution is made in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, (3) loss may be recognized if the distribution is made in liquidation of the investor's entire interest in the Portfolio and consists solely of cash and/or unrealized receivables and the investor's share of the Portfolio's losses, and
(4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. The investor's basis in its interest in the Portfolio generally will equal the amount of cash and the basis of any property which the investor invests in the

Portfolio, increased by the investor's share of net income and gains from the Portfolio, and decreased by the amount of any cash distributions and the basis of any property distributed from the Portfolio.

         The foregoing is intended to be a general summary of certain United States federal income tax considerations affecting the Portfolio and its investors. Accordingly, investors are advised to consult their own tax advisers with respect to the particular federal, state, local and foreign tax consequences of an investment in the Portfolio.

ITEM 20. UNDERWRITERS.

                  Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

                  Not applicable.

ITEM 22. FINANCIAL STATEMENTS.


         Audited financial statements and reports thereon are incorporated herein by reference from the Portfolio's Annual Report to Shareholders for the fiscal year ended December 31, 2001 as filed with Securities and Exchange Commission on Form N-30D on March 7, 2002, accession number: 0000912057-02-009002.

                                                                      APPENDIX A



                             DESCRIPTION OF RATINGS

         A description of the rating policies of Moody's, S&P and Fitch with respect to bonds and commercial paper appears below.

Moody's Investors Service's Corporate Bond Ratings

         Aaa--Bonds which are rated "Aaa" are judged to be of the best quality and carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa--Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

         A--Bonds which are rated "A" possess many favorable investment qualities and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

         Baa--Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Ba--Bonds which are rated "Ba" are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

         B--Bonds which are rated "B" generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance and other terms of the contract over any long period of time may be small.

         Caa--Bonds which are rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

         Ca--Bonds which are rated "Ca" represent obligations which are speculative in high degree.

         Such issues are often in default or have other marked shortcomings.

         C--Bonds which are rated "C" are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

         Moody's applies numerical modifiers "1", "2", and "3" to certain of its rating classifications. The modifier "1" indicates that the security ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates that the issue ranks in the lower end of its generic rating category.

Standard & Poor's Ratings Group Corporate Bond Ratings

         AAA--This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to repay principal and pay interest.

         AA--Bonds rated "AA" also qualify as high quality debt obligations, capacity to pay principal and interest is very strong, and differs from "AAA" issues only in small degree.

         A--Bonds rated "A" have a strong capacity to repay principal and pay interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

         BBB--Bonds rated "BBB" are regarded as having an adequate capacity to repay principal and pay interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for higher rated categories.

         BB-B-CCC-CC-C--Bonds rated "BB", "B", "CCC", "CC" and "C" are regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

         CI--Bonds rated "CI" are income bonds on which no interest is being paid.

         D--Bonds rated "D" are in default. The "D" category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired unless S&P believes that such payments will be made during such grace period. The "D" rating is also used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

         The ratings set forth above may be modified by the addition of a plus or minus to show relative standing within the major rating categories.

Moody's Investors Service's Commercial Paper Ratings

         Prime-1--Issuers (or related supporting institutions) rated "Prime-1" have a superior ability for repayment of senior short-term debt obligations. "Prime-1" repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well-established access to a range of financial markets and assured sources of alternate liquidity.

         Prime-2--Issuers (or related supporting institutions) rated "Prime-2" have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.

         Prime-3--Issuers (or related supporting institutions) rated "Prime-3" have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.

         Not Prime--Issuers rated "Not Prime" do not fall within any of the Prime rating categories.

Standard & Poor's Ratings Group Commercial Paper Ratings

         A S&P commercial paper rating is current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded in several categories, ranging from "A-1" for the highest quality obligations to "D" for the lowest. The four categories are as follows:

         A-1--This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation.

         A-2--Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1".

         A-3--Issues carrying this designation have adequate capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the bigger designations.

         B--Issues rated "B" are regarded as having only speculative capacity for timely payment.

         C--This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

         D--Debt rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

Fitch Bond Ratings

         AAA--Bonds rated AAA by Fitch are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

         AA--Bonds rated AA by Fitch are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issues is generally rated F-1+ by Fitch.

         A--Bonds rated A by Fitch are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

         BBB--Bonds rated BBB by Fitch are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse consequences on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

         Plus and minus signs are used by Fitch to indicate the relative position of a credit within a rating category. Plus and minus signs, however, are not used in the AAA category.

Fitch Short-Term Ratings

         Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

         The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

Fitch's short-term ratings are as follows:

         F-1+--Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

         F-1--Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

         F-2--Issues assigned this rating have a satisfactory degree of assurance for timely payment but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

         F-3--Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, although near-term adverse changes could cause these securities to be rated below investment grade.

         LOC--The symbol LOC indicates that the rating is based on a letter of credit issued by a commercial bank.

         Like higher rated bonds, bonds rated in the Baa or BBB categories are considered to have adequate capacity to pay principal and interest. However, such bonds may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade bonds.

         After purchase by the Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event will require a sale of such security by the Portfolio. However, the Portfolio's investment manager will consider such event in its determination of whether the Portfolio should continue to hold the security. To the extent the ratings given by Moody's, S&P or Fitch may change as a result of changes in such organizations or their rating systems, the Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in Part A and Part B.

                                     PART C

ITEM 23. EXHIBITS (WITH INAPPLICABLE ITEMS OMITTED).

         (a)      Declaration of Trust. (1)

         (b)      By-Laws. (1)

         (c)      Reference is made to Item 23(a) and 23(b) above.

         (d)(1)   Form of Investment Advisory Agreement. (3)

         (g)      Custodian Agreement. (2)

         (h)      Administration Agreement. (2)

         99 Powers of Attorney for: Fergus Reid, III, H. Richard Vartabedian, William J. Armstrong, John R.H. Blum, Stuart W. Cragin, Sr., Joseph J. Harkins, Richard E. Ten Haken, Irving
                  L. Thode, W. Perry Neff, Roland R. Eppley, Jr. and W.D. MacCallan. (4)

(1) Filed as Exhibit to the Registration Statement on Form N-1A of the Registrant (File No. 811-8084) as filed with the Securities and Exchange Commission on October 19, 1993.

(2) Filed as Exhibit to Amendment No. 1 to Registrant's Registration Statement on Form N-1A as filed with the Securities and Exchange Commission on February 28, 1994.

(3) Filed as an Exhibit to Amendment No. 3 to Registrant's Registration Statement on Form N-1A as filed with the Securities and Exchange Commission on May 6, 1996.

(4) Filed as an Exhibit to Amendment No. 4 to the Registrant's Registration Statement on Form N-1A as filed with the Securities and Exchange Commission on February 27, 1997.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         Not applicable.

ITEM 25. INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust.

         The Trustees and officers of the Registrant and the personnel of the Registrant's investment adviser and administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         To the knowledge of the Registrant, none of the directors or executive officers of the Adviser, except those described below, are or have been, at any time during the past two years, engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and executive officers of the Adviser also hold or have held various positions with bank and non-bank affiliates of the Adviser.

ITEM 27. PRINCIPAL UNDERWRITERS.


          (a) J.P. Morgan Fund Distributors, Inc. (the "Distributor") is the principal underwriter of the Registrant's shares.

           J.P. Morgan Fund Distributors, Inc. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers. J.P. Morgan Fund Distributors, Inc. is located at 1211 Avenue of the Americas, New York, New York 10036. J.P. Morgan Fund Distributors, Inc. is a wholly-owned subsidiary of The BISYS Group, Inc.

           J.P. Morgan Fund Distributors, Inc. acts as principal underwriters for the following investment companies:

           Fleming Mutual Fund Group, Inc.
           J.P. Morgan Funds
           J.P. Morgan Institutional Funds
           J.P. Morgan Series Trust

           J.P. Morgan Series Trust II

           Mutual Fund Group
           Mutual Fund Investment Trust

           Mutual Fund Master Investment Trust

           Mutual Fund Select Group
           Mutual Fund Select Trust
           Mutual Fund Trust
           Mutual Fund Variable Annuity Trust


           Growth and Income Portfolio




          (b) The following is a list of the executive officers, directors and partners of J.P. Morgan Fund Distributors, Inc.

                                    Position and Offices                                Position and Offices
Name and Address                    with Distributor                                    with the Registrant
- ----------------                    --------------------                                --------------------

Lynn J. Mangum                      Chairman                                             None
90 Park Ave.
New York, NY 10016

Margaret Warner Chambers            Vice President                                       None
90 Park Ave.
New York, NY 10016

Charles Linn Booth                  Vice President/Compliance Officer                    None
3435 Stelzer Road
Columbus, OH 43219

Dennis Sheehan                      Director                                             None
90 Park Ave.
New York, NY 10016

Kevin J. Dell                       Secretary                                            None
90 Park Ave.
New York, NY 10016

Edward S. Forman                    Assistant Secretary                                  None
90 Park Ave.
New York, NY 10016

Olu T. Lawal                        Fin/Op                                               None
90 Park Ave.
New York, NY 10016

Patrick William McKeon              Vice President/Chief Compliance                      None
90 Park Ave.                          Officer
New York, NY 10016

William J. Tomko                    President                                            None
3435 Stelzer Road
Columbus, OH 43219

          (c) Not applicable

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:


                     NAME                                             ADDRESS


J.P. Morgan Fund Distributors, Inc.                                  12ll Avenue of the Americas
                                                                     New York, NY 10036

DST Systems, Inc.                                                    210 W. 10th Street,
                                                                     Kansas City, MO 64105

JPMorgan Chase Bank                                                  3 Metrotech Center
                                                                     Brooklyn, NY 11245

J.P. Morgan Fleming Asset Mangement, Inc. (USA)                      522 Fifth Avenue
                                                                     New York, NY 10036

JPMorgan Chase Bank                                                  One Chase Square,
                                                                     Rochester, NY 14363


ITEM 29. MANAGEMENT SERVICES.

         Not applicable.

ITEM 30. UNDERTAKINGS.

         Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Growth and Income Portfolio has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York on the 30th day of April, 2002.


                                  GROWTH AND INCOME PORTFOLIO
                                  By: /s/ George Gatch
                                      --------------------------
                                          George Gatch
                                          President

                                      /s/ David Wezdenko
                                      --------------------------
                                          David Wezdenko
                                          Treasurer


         This amendment to the Registration Statement on Form N-1A of Growth and Income Portfolio has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                         TITLE                              DATE
----------                         -----                              ----
             *                     Chairman and Trustee                April 30, 2002
- -------------------------------
    Fergus Reid, III

             *                     Trustee                             April 30, 2002
- -------------------------------
    William J. Armstrong

             *
- -------------------------------  Trustee                             April 30, 2002
    Roland R. Eppley, Jr.

             *                     Trustee                             April 30, 2002
- -------------------------------
    Ann Maynord Gray

             *                     Trustee                             April 30, 2002
- -------------------------------
    Matthew Healey

             *
- -------------------------------  Trustee                             April 30, 2002
    James J. Schonbachler

             *                     Trustee                             April 30, 2002
- -------------------------------
    Leonard M. Spalding, Jr.

             *                     Trustee                             April 30, 2002
- -------------------------------
    H. Richard Vartabedian

*By: /s/ David Wezdenko                                                April 30, 2002
- -------------------------------
        David Wezdenko
        Attorney-in-Fact